Exhibit 2.1

PURCHASE AGREEMENT

dated October 6, 2014

by and among

EXCO RESOURCES, INC.,

EXCO OPERATING COMPANY, LP,

EXCO HOLDING MLP, INC.,

HGI ENERGY HOLDINGS, LLC,

COMPASS PRODUCTION SERVICES, LLC,

and

COMPASS ENERGY OPERATING, LLC

i

Section 14.11	Non-Waiver	39
Section 14.12	Severability	39
Section 14.13	Governing Law; Jurisdiction	40

LIST OF APPENDIXES, EXHIBITS AND SCHEDULES

Appendixes

Appendix I	Definitions

Exhibits

Exhibit A-1	Fee Lands; Leasehold Interests (Offices and Yards)
Exhibit A-2	Vehicles
Exhibit A-3	MLP LLC SW System
Exhibit A-4	Transferred Inventory
Exhibit A-5	Retained Inventory
Exhibit B	Excluded Assets
Exhibit C	Form of EXCO LLC Unit Assignment
Exhibit D	Form of EXCO Partnership Unit Assignment
Exhibit E	Form of Asset Assignment
Exhibit F	Form of Termination Agreement
Exhibit G	Form of Memorandum of Termination Agreement
Exhibit H	Form of Transition Services Agreement
Exhibit I	Form of Release
Exhibit J	Form of Salt Water Disposal System Side Letter
Exhibit K-1	Form of Holly Cotton Valley Confirmation Amendment
Exhibit K-2	Form of Vernon Confirmation Amendment
Exhibit K-3	Form of Waskom Confirmation Amendment
Exhibit K-4	Form of Carthage Confirmation Amendment
Exhibit L	Form of Tower Lease Agreement
Exhibit M	Form of West Texas Seismic License
Exhibit N	Form of Consent and Waiver
Exhibit O	Form of Amendment to MLP Credit Facility

Schedules

Schedule 1.1(a)	Sellers’ Persons with Knowledge
Schedule 1.1(b)	FT Agreements
Schedule 4.4	Sellers’ No Conflicts
Schedule 4.5(a)	Preferential Purchase Rights
Schedule 4.5(b)	Consents and Approvals
Schedule 4.6	Litigation
Schedule 7.11(a)(i)	Dedicated Employees
Schedule 7.11(a)(ii)	Offer Employees
Schedule 7.17	Payments under Amendment to MLP Credit Facility

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of October 6, 2014 (the “Execution Date”), is entered into by and among EXCO RESOURCES, INC., a Texas corporation (“EXCO Parent”), EXCO OPERATING COMPANY, LP, a Delaware limited partnership (“EOC”), EXCO Holding MLP, Inc., a Texas corporation (“EXCO Holding” and together with EXCO Parent and EOC, “Sellers”), HGI ENERGY HOLDINGS, LLC, a Delaware limited liability company (“HGI”), COMPASS PRODUCTION SERVICES, LLC, a Delaware limited liability company (“EmployeeCo”) and COMPASS ENERGY OPERATING, LLC, a Delaware limited liability company (“MLP LLC”). Sellers, HGI, EmployeeCo and MLP LLC are sometimes referred to collectively herein as the “Parties” and each individually a “Party.”

RECITALS

WHEREAS, EXCO Parent, EOC, HGI and MLP LLC are parties to that certain Unit Purchase Contribution Agreement, dated November 5, 2012 (as amended, the “UPCA”) pursuant to which EXCO Parent and EOC contributed certain assets and properties to MLP LLC (such contributed assets and properties, collectively, the “EXCO Properties”);

WHEREAS, EOC excluded from the EXCO Properties contributed by EOC to MLP LLC the EOC Operator Property (defined below) and the MLP LLC SW System (defined below);

WHEREAS, EXCO Parent excluded from the EXCO Properties contributed by EXCO Parent to MLP LLC the EXCO Parent Operator Property (defined below) and the Texas SWD Well (defined below);

WHEREAS, EXCO Holding is the owner of (a) the EXCO LLC Units (defined below), and (b) the EXCO Partnership Units (defined below); and

WHEREAS, Sellers desire to sell to HGI, and HGI desires to purchase from Sellers, the Interests (defined below) and Sellers desire to transfer to (a) MLP LLC pursuant to the request of HGI the Assets (defined below) and (b) EmployeeCo, or its designee, certain employees, in each case, subject to the terms and conditions described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given to such terms in Appendix I.

Section 1.2 Rules of Construction.

(a) All Article, Section, Appendix, Schedule and Exhibit references used in this Agreement are to Articles and Sections of, and Appendixes, Schedules and Exhibits to, this Agreement unless otherwise specified. The Appendix, Schedules and Exhibits attached to this Agreement constitute a part of this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section or Article in which such words appear. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, terms and titles (including terms defined herein) in the singular have the corresponding meanings in the plural (and vice versa) and words importing the masculine gender shall include the feminine and neutral genders and vice versa. The terms “include,” “includes” or “including” shall mean “including without limitation.” All references to currency or to “$” herein shall be to, and all payments required hereunder shall be paid in, Dollars. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Time is of the essence in this Agreement.

(c) Except as expressly provided otherwise in this Agreement, references to any Law or agreement means such Law or agreement as it may be amended from time to time.

(d) The Parties acknowledge that each Party has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(e) The Schedules hereto are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, representations or warranties of Sellers. Matters reflected in the Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Schedules. To the extent any such additional matters are included, they are included for informational purposes. Any disclosure made in such Schedules with reference to any Section of the Agreement shall be deemed to be a disclosure with respect to all other Sections to the extent the applicability of such disclosure to such other Sections is reasonably apparent from the face of such disclosure. Neither the specification of any Dollar amount in the representations and warranties contained in the Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amounts (or any higher or lower amounts), or the items so included in such Schedule (or any other items), in each case, are or are not material or within or outside the Ordinary Course of Business.

ARTICLE II

TRANSFER OF INTERESTS AND ASSETS

Section 2.1 Transfer of Interests. Upon the terms and subject to the conditions set forth herein, at the Closing, EXCO Holding shall sell, assign, transfer and convey to HGI, and HGI will purchase, acquire and accept from EXCO Holding, the Interests and, immediately following such sale, assignment, transfer and conveyance, HGI shall automatically become the sole member of the General Partner and the sole limited partner of the MLP.

Section 2.2 Transfer of Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, Sellers shall assign, transfer and convey to MLP LLC and MLP LLC shall acquire and accept from Sellers the Assets.

Section 2.3 Assumption of Liabilities.

(a) Subject to the Termination Agreement and Sellers’ indemnity obligations under Section 10.1, Sellers’ indemnity obligations under the UPCA and Sellers’ indemnity obligations under BG Side Letter, effective upon Closing, HGI will assume and agree to be responsible for the payment, performance and/or discharge of all liabilities and obligations, known or unknown, of Sellers resulting from, relating to or arising out of the ownership of the Interests whether related to periods prior to, on or after the Closing (the “Interests Assumed Obligations”).

(b) Subject to the Termination Agreement and Sellers’ indemnity obligations under Section 10.1, Sellers’ indemnity obligations under the UPCA and Sellers’ indemnity obligations under BG Side Letter, effective upon Closing, MLP LLC shall assume and be responsible for the ownership, use and/or operation of the Assets, excluding the Excluded Assets, in each case, whether related to periods prior to, on or after the Closing (collectively, the “Asset Assumed Obligations”).

(c) Notwithstanding anything herein to the contrary, (i) the assumption in Sections 2.3(a) and 2.3(b) shall not alter or amend the UPCA or the BG Side Letter and (ii) the assumption in Section 2.3(b) shall not include liabilities or obligations that were expressly excluded from the “Assumed Obligations” (as defined in the UPCA) under the UPCA to the extent such liabilities or obligations relate to the Assets or the MLP Assets.

ARTICLE III

CONSIDERATION

Section 3.1 Consideration. The consideration for the sale and purchase of the Interests contemplated by Section 2.1, shall be an amount equal to $118,750,000 (the “Purchase Price”), which is to be paid to EXCO Holding in cash at Closing by wire transfer of immediately available funds to an account designated by EXCO Holding. The consideration for the sale, assignment, transfer and conveyance of the Assets was set forth in, and previously paid pursuant to, the UPCA.

Section 3.2 Tax Allocation. The Adjusted Purchase Price (plus Assumed Obligations, to the extent properly taken into account under the Code), shall be allocated by HGI among the Assets and the Interests in accordance with Section 1060 of the Code and the Treasury

Regulations promulgated thereunder (and any similar provision of state, local or foreign Law, as appropriate) (the “Allocation”). The Allocation shall be delivered by HGI to Sellers within 60 days after the Closing Date for Sellers’ approval, which approval shall not be unreasonably withheld. Thereafter, Seller and HGI shall work in good faith to resolve any disputes relating to the Allocation within 60 days. If Sellers and HGI are unable to resolve any such dispute, such dispute shall be resolved promptly by the Houston, Texas office of Ernst & Young LLP, the costs of which shall be borne equally between Sellers and HGI. If the Adjusted Purchase Price is further adjusted pursuant to the provisions of this Agreement, the Allocation shall be adjusted in a manner consistent with the procedures set forth in this Section 3.2. HGI and each Seller agree that they will file all Tax Returns (including IRS Form 8594) consistent with the Allocation

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby, severally and jointly, represents and warrants to each of HGI and MLP LLC, as follows:

Section 4.1 Organization of Sellers. Such Seller is duly formed, validly existing and in good standing under the Laws of its state of formation and is duly qualified to do business in each jurisdiction in which it carries on business or owns assets.

Section 4.2 Power. Such Seller has the requisite power to enter into and perform this Agreement, the Side Letter and each Transaction Document to which such Seller is a party and consummate the transactions contemplated by this Agreement and the Transaction Documents.

Section 4.3 Authorization; Enforceability. The execution, delivery and performance of this Agreement, the Side Letter and all Transaction Documents required to be executed and delivered by such Seller, and the performance by such Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action on the part of such Seller. Each of this Agreement and the Side Letter has been duly executed and delivered by each such Seller (and upon Closing, all Transaction Documents required hereunder to be executed and delivered by such Seller at Closing will be duly executed and delivered by such Seller) and each of this Agreement and the Side Letter constitutes, and at the Closing such Transaction Documents will constitute, the valid and binding obligations of such Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law) (such exceptions, the “Enforceability Exceptions”).

Section 4.4 No Conflict. Assuming (a)the waiver of all preferential purchase rights set forth on Schedule 4.5(a), (b)the receipt of all Consents set forth on Schedule 4.5(b) and Customary Post-Closing Consents and (c)compliance with the HSR Act, if applicable, except as set forth on Schedule 4.4, the execution, delivery and performance by such Seller of this Agreement and the Transaction Documents required to be executed and delivered by such Seller at Closing, and the transactions contemplated by this Agreement and such Transaction Documents, will not (i) violate any provision of the Organizational Documents of such Seller,

(ii) result in default of (with due notice or lapse of time or both), the creation of any lien or encumbrance under or give rise to any right of termination, cancellation or acceleration under, any note, bond, mortgage, indenture, license or agreement to which such Seller is a party or that affects the Interests or the Assets, (iii) violate any judgment, order, ruling or decree applicable to such Seller as a party in interest, or (iv) violate any Laws applicable to such Seller or any of the Interests or the Assets, except any matters described in subsection (ii) above which would not have, individually or in the aggregate, a Material Adverse Effect (as compared to the value, ownership, operations or physical condition of the Interests or the Assets, as applicable, at the Effective Time).

Section 4.5 Consents; Preferential Purchase Rights. Except as set forth in Schedule 4.5(a), none of the Interests or the Assets, or any portion thereof, is subject to any preferential right to purchase that may be applicable to the transactions contemplated by this Agreement. Except (a)for Consents received prior to or on the Execution Date, (b)as set forth on Schedule 4.5(b), (c)under Contracts that are terminable upon not greater than 60 days’ notice without payment of any fee and (d)for Customary Post-Closing Consents, and assuming compliance with the HSR Act (if applicable), no Consent is required to be obtained by such Seller in connection with the transfer of its Interests or Assets (as applicable) to HGI or MLP LLC (as applicable) or the consummation of the transactions contemplated by this Agreement by such Seller.

Section 4.6 Litigation. Except as set forth in Schedule 4.6, there are no actions, suits or proceedings pending, or to the Knowledge of such Seller, threatened in writing, by or before any Governmental Authority or arbitrator (a) with respect to such Seller in connection with its Interests or the Assets, as applicable, or (b) that would reasonably be expected to materially impair the ability of such Seller to perform its obligations under this Agreement, the Side Letter or any Transaction Documents required to be executed and delivered by such Seller at Closing. Such Seller is not subject to any outstanding settlement or other similar agreement or order of any Governmental Authority with respect to the ownership of the Interests or the ownership or operation of the Assets that is or would reasonably be expected to be material.

Section 4.7 Brokers’ Fees. Neither HGI nor its Affiliates shall, directly or indirectly, have any responsibility, liability or expense, as a result of undertakings or agreements of any Seller or any of their Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 4.8 Title to Interests. EXCO Holding owns the Interests free and clear of all Liens other than the General Partner LLC Agreement, the Partnership Agreement and the Liens under the EXCO Existing Debt to be released upon Closing. Other than this Agreement, the Interests are not subject to any outstanding subscriptions, options, convertible securities, warrants, calls or other securities granting rights to purchase or otherwise acquire any of such Interests or any commitments or agreements of any character obligating EXCO Holding to transfer any of such Interests.

Section 4.9 Title to Assets. Each of EXCO Parent and EOC hold the Assets owned by such Party free and clear of all Liens other than the Liens under the EXCO Existing Debt to be released upon Closing and any Permitted Lien.

Section 4.10 Bankruptcy. There are no bankruptcy, insolvency, reorganization, receivership or similar proceedings pending against, being contemplated by or, to such Seller’s Knowledge, threatened against such Seller or any of its Affiliates and neither such Seller nor any of its Affiliates is insolvent or generally not paying its debts as they become due.

Section 4.11 Taxes. Seller has (a) filed or caused to be filed on its behalf all material Tax Returns required to be filed by it with respect to the Assets on or prior to the date hereof (taking into account any valid extension of the due date for filing) and (b) timely paid all Taxes attributable to the Assets that have become due and payable on or prior to the date hereof. There are no Liens (other than Permitted Liens) currently existing, pending or threatened with respect to any Assets attributable to any unpaid Taxes.

Section 4.12 Sufficiency of Assets. The Assets, taken together with the MLP Assets, the Excluded Assets and MLP LLC’s rights to use assets under (a) the Shared Assets/Use Agreements, (b) the Salt Water Disposal System Side Letter and (c) the Tower Lease Agreement constitute all of the assets necessary for MLP LLC and its wholly-owned direct and indirect subsidiaries to continue to operate each of the Assets and the MLP Assets in substantially the same manner as such Assets and MLP Assets were respectively operated prior to the Effective Time.

Section 4.13 Shared Asset/Use Agreement.

(a) To Sellers’ Knowledge, as of the date hereof, the aggregate costs per month paid by any of the Sellers or by MLP LLC for each of the following categories: (i) Available Existing Surface Rights, (ii) Available Existing Infrastructure, (iii) Other Surface Rights and (iv) Other Infrastructure is none.

(b) There are no pending (i) Take Over Notices, (ii) Modification Proposals, (iii) Infrastructure Sharing Agreements or (iv) New Road Construction Agreements.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HGI

HGI hereby represents and warrants to Sellers as follows:

Section 5.1 Organization of HGI. HGI is a limited liability company, validly existing, and in good standing under the Laws of the State of Delaware.

Section 5.2 Power. HGI has the requisite power to execute and deliver this Agreement, the Side Letter and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement.

Section 5.3 Authorization; Enforceability. The execution, delivery and performance of this Agreement, the Side Letter and all Transaction Documents required to be executed and delivered by HGI at Closing, and the performance of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company, corporate or partnership action on the part of HGI. Each of this Agreement and the Side Letter has been duly executed and delivered by HGI (and upon Closing, all Transaction Documents required hereunder to be executed and delivered by HGI at Closing will be duly executed and delivered by HGI) and each of this Agreement and the Side Letter constitutes, and at the Closing such Transaction Documents will constitute, the valid and binding obligations of HGI, enforceable in accordance with their terms except as such enforceability may be limited by the Enforceability Exceptions.

Section 5.4 No Conflict. The execution, delivery and performance by HGI of this Agreement, and the transactions contemplated by this Agreement and all Transaction Documents, will not (a) violate any provision of the Organizational Documents of HGI, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which HGI is a party, (c) violate any judgment, order, ruling, or regulation applicable to HGI as a party in interest, or (d) violate any Laws applicable to HGI or any of its assets, except any matters described in subsection (b) above which would not have a material adverse effect on HGI or its ability to consummate the transactions contemplated hereby.

Section 5.5 Consents, Approvals or Waivers. HGI’s execution, delivery and performance of this Agreement (and any Transaction Documents required to be executed and delivered by HGI at Closing) is not and will not be subject to any consent, approval or waiver from any Governmental Authority or other Third Party, except for Customary Post-Closing Consents.

Section 5.6 Litigation. There are no actions, suits or proceedings pending, or to HGI’s knowledge, threatened in writing, before any Governmental Authority or arbitrator against HGI that are reasonably likely to materially impair HGI’s ability to perform its obligations under this Agreement, the Side Letter or any Transaction Documents required to be executed and delivered by HGI at Closing.

Section 5.7 Brokers’ Fees. No Seller nor any of their Affiliates shall, directly or indirectly, have any responsibility, liability or expense, as a result of undertakings or agreements of HGI or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 5.8 Financial Ability. HGI will have at the scheduled date of Closing set forth in Section 9.1, funds sufficient to (a) pay the Purchase Price and any other expenses incurred by HGI in connection with this Agreement as of such date, (b) fund the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and (c) satisfy all other costs and expenses arising in connection herewith and therewith as of such date, each without encumbrance or delay and without causing HGI to become insolvent or declare insolvency.

Section 5.9 Independent Evaluation; Accredited Investor.

(a) HGI is knowledgeable of the oil and gas business and of the usual and customary practices of oil and gas producers, including those in the areas where the Assets are located.

(b) HGI is a party capable of making such investigation, inspection, review and evaluation of the Assets as a prudent and sophisticated investor would deem appropriate under the circumstances including with respect to all matters relating to the Assets, their value, operation and suitability.

(c) In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, except for the express representations and warranties of Seller in this Agreement and the Transaction Documents, HGI has relied solely on the basis of its own independent due diligence investigation of the Assets.

(d) HGI is acquiring the Interests for its own account for use in its trade or business, and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act and applicable state securities Laws. HGI is an “accredited investor” within the meaning of Regulation D of the Securities Act.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF MLP LLC

MLP LLC hereby represents and warrants to Sellers as follows:

Section 6.1 Enforceability. This Agreement has been duly executed and delivered by MLP LLC (and upon Closing all Transaction Documents required hereunder to be executed and delivered by MLP LLC at Closing will be duly executed and delivered by MLP LLC) and this Agreement and the Side Letter constitute, and at the Closing such Transaction Documents will constitute, the valid and binding obligations of MLP LLC, enforceable in accordance with their terms except as such enforceability may be limited by the Enforceability Exceptions.

ARTICLE VII

COVENANTS

Section 7.1 Conduct of Business.

(a) From the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with Article XI, except for (1) actions expressly permitted or required under the terms of this Agreement or (2) actions consented to in writing by HGI (which consent shall not be unreasonably delayed, withheld or conditioned), EXCO Holding (solely in its capacity as owner of the Interests) shall use its commercially reasonable efforts to cause each of the MLP and the General Partner to operate its business and maintain the books of account and Records in the Ordinary Course of Business.

(b) Without limiting the generality or effect of Section 7.1(a), from the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with Article XI, except for (1) for actions expressly permitted or required under the terms of this Agreement or (2) actions consented to in writing by HGI (which consent shall not be unreasonably delayed, withheld or conditioned), EXCO Holding (solely in its capacity as owner of the Interests) shall use its commercially reasonable efforts to cause each of the MLP, its subsidiaries and the General Partner not to take any action to:

(i) liquidate, dissolve, recapitalize or otherwise wind up its business;

(ii) change its accounting methods, policies or practices, in each case, except as required by applicable Law;

(iii) sell, assign, transfer, grant or otherwise dispose of any material MLP Asset or any material right regarding the MLP Assets to any Person (in each case) except for (A) cash dividends made pursuant to the General Partner LLC Agreement or the Partnership Agreement, and (B) in the Ordinary Course of Business;

(iv) create, incur or assume any Lien on any MLP Asset, other than any Subject Permitted Liens or Liens under the EXCO Existing Debt to be released upon Closing;

(v) commence, settle or propose to settle any Proceedings related to the MLP Assets relating to periods from and after the Execution Date, except for the Existing Litigation;

(vi) (A) amend any Company Return, (B) surrender any right to claim a refund of Taxes with respect to any Company Return, (C) extend or waive the limitations period applicable to any Tax claim or assessment relating to the MLP, the General Partner or the MLP Assets, or (D) make any settlement of or compromise any Tax liability relating to the MLP, the General Partner or the MLP Assets;

(vii) (A)(1) voluntarily terminate, (2) materially amend, (3) voluntarily extend, or (4) willfully violate, breach or default under, any MLP Material Contract, (B) enter into any Contract that would be a MLP Material Contract if in existence as of the Execution Date, and (C) waive any material rights under any MLP Material Contract;

(viii) enter into, amend or terminate any contract with any Seller or any of its respective Affiliates;

(ix) (A) amend its limited liability company agreement, (B) merge, reorganize, consolidate, convert to another form of entity, change its jurisdiction of organization, name or principal office, file for bankruptcy, dissolve or liquidate, (C) issue, transfer or redeem or otherwise acquire (or split, combine or reclassify) any of its own equity interest, or issue any subscription, option, warrant or right with respect to its equity interests, or any securities convertible or exchangeable for such equity interests, or declare or pay any dividend or other distribution or payment to EXCO Parent or any of its Affiliates; provided, however, that MLP LLC shall be expressly permitted to continue paying EXCO Parent and its Affiliates in accordance with the EOC Operating Agreement, the EXCO Parent Operating Agreement, the Administrative Services Agreement and any Existing Agreement;

(x) give to any Third Party any new material consent to assign right or preference right (in each case) with respect to the transfer of any MLP Asset; or

(xi) agree, whether in writing or otherwise, to do any of the foregoing.

EXCO Holding does not own all of the equity interests in the General Partner or in the MLP and the Parties agree that (x) any acts or omissions of the other equity owners of the General Partner and/or the MLP (including HGI) shall not constitute a breach by EXCO Holding of its obligations under Section 7.1(a) or Section 7.1(b) and (y) no action required by a vote of equity owners in the General Partner or the MLP shall constitute a breach by EXCO Holding of Section 7.1(a) or Section 7.1(b) so long as EXCO Holding has voted its interest in a manner that complies with such Section 7.1(a) and Section 7.1(b).

(c) From the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with Article XI, except for (1) actions expressly permitted or required under the terms of this Agreement or (2) actions consented to in writing by HGI (which consent shall not be unreasonably delayed, withheld or conditioned), EXCO Parent or EOC (as applicable) shall, in its capacity as owner of the Assets, use its commercially reasonable efforts to (A) operate the Assets (to the extent it serves as operator of the Assets) in the Ordinary Course of Business and (B) provide written notice to HGI as soon as reasonably practicable of any material claim asserted or any material Proceeding initiated that relates to the Assets.

(d) From the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with Article XI, except for (1) for actions expressly permitted or required under the terms of this Agreement or (2) actions consented to in writing by HGI (which consent shall not be unreasonably delayed, withheld or conditioned), neither EXCO Parent nor EOC shall (and each shall cause its controlled Affiliates not to):

(i) sell or dispose of any material Asset or any material right regarding the Assets to any Person, except the sale or disposition in the Ordinary Course of Business.

(ii) create, incur or assume any Lien on any Asset, other than any Subject Permitted Liens or Liens under the EXCO Existing Debt to be released upon Closing;

(iii) commence, settle or propose to settle any Proceedings related to the Assets relating to periods from and after the Effective Time;

(iv) (A) propose any new operations with respect to the Assets and (B) commit to any new operation reasonably anticipated to required future capital expenditures by the owner of the Assets in excess of $100,000;

(v) (A)(1) voluntarily terminate, (2) materially amend, (3) voluntarily extend, or (4) willfully violate, breach or default under, any EXCO Material Contract that is related to an Asset, (B) enter into any Contract that would be an EXCO Material Contract that is related to an Asset if in existence as of the Execution Date, and (C) waive any material rights under any EXCO Material Contract that is related to an Asset;

(vi) give to any Third Party any new material consent to assign right or preference right (in each case) with respect to the transfer of any Asset;

(vii) voluntarily resign as operator with respect to any Asset currently operated by any Seller, except in connection with the disposition of such Asset pursuant to the transactions contemplated by this Agreement; or

(viii) agree, whether in writing or otherwise, to do any of the foregoing.

(A) EXCO Parent or EOC (as applicable) owns undivided interests in certain of the Assets, (B) the acts or omissions of the other working interest owners shall not constitute a breach of the provisions of Section 7.1(c) or Section 7.1(d), (C) no action required by a vote of working interest owners shall constitute such a breach, so long as EXCO Parent or EOC (as applicable) has voted its interest in a manner that complies with the provisions of Section 7.1(c) or Section 7.1(d), and (D) to the extent that neither EXCO Parent or EOC is the operator of any Asset, the obligations of EXCO Parent and EOC in Section 7.1(c) or Section 7.1(d) shall be construed to require that such Person use its commercially reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements. For the avoidance of doubt, so long as each of the Sellers uses its commercially reasonable efforts to cause the operator of such Assets to take such actions to comply with the obligations of EXCO Parent or EOC (as applicable) under Section 7.1(c) or Section 7.1(d), then EXCO Parent or EOC (as applicable) shall not be in breach of its obligations under Section 7.1(c) or Section 7.1(d).

Section 7.2 Regulatory Filings. From the Execution Date until the Closing:

(a) HGI shall and EXCO Holding shall, each in its capacity as owner of its respective equity interests, cause its respective Affiliates to (i) make or cause to be made the filings required of such Party or any of its Affiliates under any Laws with respect to the transactions contemplated by this Agreement, including the HSR Act (to the extent applicable) and to pay any fees due of it in connection with such filings, as promptly as is reasonably practicable, and in any event within 20 days after the Execution Date, (ii) cooperate with the other Party and furnish all information in such Party’s possession that is necessary in connection with such other Party’s filings, (iii) use commercially reasonable efforts to cause the expiration of the notice or waiting periods under the HSR Act, if applicable, and any other Laws with respect to the transactions contemplated by this Agreement as promptly as is reasonably practicable, (iv) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of such filings, (v) consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings with Governmental Authorities relating to such filings, (vi) comply, as promptly as is reasonably practicable, with any requests received by such Party or any of its Affiliates under the HSR Act, if applicable, and any other Laws for additional information, documents or other materials, (vii) use commercially reasonable efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement, and (viii) use commercially reasonable efforts to contest and resist any action or proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as violative of any Law. If a Party intends to participate in any meeting with any Governmental Authority with respect to such filings, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, such meeting.

(b) In connection with any such filings, each of the Parties shall cooperate in good faith with Governmental Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement.

Section 7.3 Consents.

(a) With respect to each Consent set forth on Schedule 4.5(b), if any, prior to Closing, the applicable Seller shall send to the holder of such Consent a notice in compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby. Prior to Closing, each Seller shall use its commercially reasonable efforts, with reasonable assistance from HGI and MLP LLC (including HGI and/or MLP LLC providing reasonably requested assurances of financial condition and qualifications), to obtain all Consents listed on Schedule 4.5(b); provided, however, that none of the Sellers, MLP LLC or HGI shall be required to incur any liability or pay any money in order to obtain any such Consent (other than reasonable out-of-pocket legal expenses).

(b) If, prior to Closing, a Seller fails to obtain a Consent set forth on Schedule 4.5(b) and (i) the failure to obtain such Consent would cause the termination of a real property interest under the express terms thereof; (ii) the Consent requested by a Seller is denied in writing; or (iii) the Consent is required from a Governmental Authority, then, in each case, (x) Sellers shall retain the Asset (or portion thereof) (a “Hard Consent Asset”) affected by such un-obtained Consent and such Hard Consent Asset shall be deemed to be an Excluded Asset hereunder and (y) the Parties shall cooperate with each other to agree upon documents to be delivered at Closing that are designed to give to MLP LLC the benefit of the Hard Consent Asset so excluded (including the ability to operate such Hard Consent Asset, if applicable, as contract operator) with MLP LLC agreeing to be responsible for all of the liabilities associated therewith. In the event that any such Consent (with respect to a Hard Consent Asset excluded pursuant to this Section 7.3(b)) that was not obtained prior to Closing is obtained following the Closing Date, then, on the tenth Business Day after such Consent is obtained, Sellers shall assign such Hard Consent Asset that was so excluded to MLP LLC pursuant to a mutually agreeable instrument, substantially in the form of the Asset Assignment.

(c) If Sellers fail to obtain a Consent set forth on Schedule 4.5(b) prior to Closing and (i) the failure to obtain such Consent would not cause the termination of a real property interest under the express terms thereof; (ii) such Consent requested by Sellers is not denied in writing by the holder thereof; and (iii) such Consent is not required from a Governmental Authority, then the Asset (or portion thereof) subject to such un-obtained Consent shall nevertheless remain as part of the Assets transferred to MLP LLC at Closing. MLP LLC shall be responsible for and bear any Damages that arises due to the failure to obtain such Consent.

Section 7.4 Record Retention and Access.

(a) For a period of at least seven years after the Closing Date, HGI shall or shall cause MLP LLC to (i) preserve and keep a copy of all Records in HGI’s (or its Affiliates’) possession; (ii) use its commercially reasonable efforts, at EXCO Parent’s sole cost, risk and expense (provided, however, that EXCO Parent will not be billed by HGI or any of its Affiliates for access other than for reasonable out-of-pocket expenses, such as photocopying, duplication, etc.), to afford to each Seller, its Affiliates and its Representatives reasonable access to the Records (to the extent that such Seller has not retained the original or a copy) during normal business hours for review and copying at such Seller’s expense, and (iii) use its commercially reasonable efforts to afford to each Seller, its Affiliates and its Representatives reasonable access, during normal business hours, to materials received or produced after the Closing relating to any indemnity claim made under Section 10.1 for review and copying at such Seller’s expense. Each Seller shall coordinate such Seller’s access rights (including with respect to HGI’s or MLP LLC’s, as applicable, personnel) and physical inspections of the Records with HGI or MLP LLC, as applicable, to minimize any inconvenience to or interruption of the conduct of business by HGI and MLP LLC. After such seven year period, before HGI (or its Affiliates) dispose of any such Records, HGI or MLP LLC, as applicable, shall give each Seller at least 90 days’ prior written notice to such effect, and each Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Records as such Seller may select. Notwithstanding anything to the contrary in this Section 7.4, none of the Sellers shall have right of access to, and neither HGI nor any of its Affiliates shall have any obligation to provide, any information the disclosure of which would reasonably (as advised by such HGI’s outside legal counsel) be expected to jeopardize any privilege available to HGI or its Affiliates or would result in a violation of Law.

(b) The Parties acknowledge that EXCO Parent has retained responsibility for, and has indemnified HGI and its Affiliates with respect to, the Existing Litigation under the UPCA. Following Closing, MLP LLC shall furnish or cause to be furnished to EXCO Parent, upon request, as promptly as practicable, such information relating to the Existing Litigation in HGI or its Affiliates’ possession, including access to Records relating to the EXCO Properties and/or Assets. MLP LLC shall use reasonable efforts to cooperate, and to cause its Affiliates, including the General Partner and MLP LLC’s subsidiaries, to cooperate, with EXCO Parent in connection with EXCO Parent’s defense and other actions relating to or arising out of the Existing Litigation. HGI shall, or shall cause MLP LLC, to use reasonable efforts to make available employees engaged by HGI or its Affiliates, including EmployeeCo, General Partner, MLP and its subsidiaries, in the operation of the EXCO Properties and/or Assets for the purposes of providing testimony, depositions, information and other related activities relating to such litigation and claims.

(c) Each Seller jointly and severally hereby indemnifies each HGI Indemnified Party from and against any and all Damages (including any injury, loss or damage arising out of such entry that may occur to any Seller or any of its Affiliate or any Representative of any Seller or any of its Affiliates) arising out of or resulting from any office visit or field visit by any Seller or any of its Affiliates or any Representative of any Seller or any of its Affiliates pursuant to this Section 7.4, EVEN IF SUCH DAMAGES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, A MEMBER OF THE HGI INDEMNIFIED PARTIES, EXCEPTING ONLY THOSE DAMAGES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER INDEMNIFIED PARTIES.

Section 7.5 Marketing.

(a) Following the Execution Date, the Parties will use their commercially reasonable efforts to obtain any consents, waivers or amendments necessary to assign the FT Agreements to MLP LLC at Closing; provided that, notwithstanding anything to the contrary in this Agreement, no Party shall be obligated or required to incur any liability (including providing any credit support) or pay any money in order to obtain any such consent, waiver or amendment.

(b) If the consents, waivers or amendments necessary to assign the FT Agreements related to the Vernon area and/or the Waskom area to MLP LLC have been received by the Closing, then (i) EOC shall assign to MLP LLC such FT Agreements at the Closing and (ii) EOC and MLP LLC shall execute and deliver the Vernon Confirmation Amendment and/or the Waskom Confirmation Amendment, as applicable.

(c) If the consents, waivers or amendments necessary to assign the FT Agreements related to the Vernon area or the Waskom area to MLP LLC have not been obtained by Closing, then (i) until the earlier of the time as the consents, waivers or amendments necessary to assign the FT Agreements related to such area to MLP LLC have been obtained and the termination of the applicable FT Agreements, EOC shall hold such FT Agreements for the benefit of MLP LLC, and MLP LLC shall be responsible for promptly reimbursing EOC for all costs and expenses associated with the FT Agreements, (ii) the Waskom Transaction Confirm and/or the Vernon Transaction Confirm, as applicable, shall automatically be amended (and if requested by either Party in writing to the other the Parties shall execute a written instrument to reflect such amendment) to (x) be coterminous with the term of the relevant unassigned FT Agreement, (y) provide that MLP LLC shall be responsible for all firm transportation costs, whether used or unused, under the relevant unassigned FT Agreement, and (z) require EOC to consult with MLP LLC regarding the sale of Gas under such transaction confirmation and to use commercially reasonable efforts to obtain the most economically advantageous market reasonably available for Gas subject to such transaction confirmation. Additionally, if a consent, waiver or amendment necessary to assign the FT Agreements related to the Vernon area or the Waskom area to MLP LLC is obtained after Closing, then, within ten Business Days after obtaining such consent, waiver or amendment, (A) EOC shall assign to MLP LLC the applicable FT Agreements and (B) EOC and MLP LLC shall execute and deliver the Vernon Confirmation Amendment and/or the Waskom Confirmation Amendment, as applicable (provided that if the Services Period (as defined in the Transition Services Agreement) for marketing services has terminated prior to obtaining such consent, waiver or amendment, then the Vernon Transaction Confirm and/or the Waskom Transaction Confirm, as applicable, shall automatically terminate upon assignment of such applicable FT Agreements).

Section 7.6 Non-Solicitation.

(a) For a period of one year from the Execution Date of this agreement, HGI and its Affiliates will not, directly or indirectly, without the prior written consent of EXCO Parent solicit for employment or hire any employee of Sellers or their Affiliates, except for offers of employment or hires (i) made pursuant to the express terms of this Agreement, (ii) made pursuant to a general solicitation of employment to the public or the industry, (iii) to any employee who has been (or who has) given notice of termination by (or to) Sellers or its

Affiliates prior to commencement of employment discussions with HGI or its Affiliates or (iv) to any employee that contacts HGI or its Affiliates at his or her own initiative after the Closing Date without any prior direct or indirect encouragement or solicitation by HGI or its Affiliates.

(b) For a period of one year from the Execution Date of this agreement, Sellers and their Affiliates will not, directly or indirectly, without the prior written consent of HGI solicit for employment or hire any employee of the General Partner, MLP or its subsidiaries (including MLP LLC and EmployeeCo), except for offers of employment or hires (i) made pursuant to a general solicitation of employment to the public or the industry, (ii) to any employee who has been (or who has) given notice of termination by (or to) HGI or its Affiliates prior to commencement of employment discussions with Sellers or their Affiliates or (iii) to any employee that contacts Sellers or their Affiliates at his or her own initiative after the Closing Date without any prior direct or indirect encouragement or solicitation by Sellers or their Affiliates.

Section 7.7 Sellers’ Marks. Neither HGI or any Affiliate of HGI shall obtain any right, title, interest, license or any other right whatsoever to use the term “EXCO” or any trademarks, service marks, slogans, or logos containing or comprising the foregoing, or any trademark, service mark, slogan or logo confusingly similar thereto or dilutive thereof (collectively “Sellers’ Marks”). From and after Closing, HGI agrees (on behalf of itself and its Affiliates) that it and its Affiliates shall as promptly as reasonably possible after the Closing and in any event within ninety (90) days following the Closing Date (a) cease any usage of the Sellers’ Marks and (b) remove, strike over or otherwise obliterate all Sellers’ Marks from all Assets and all other materials owned, possessed or used by HGI or its Affiliates. None of the Sellers or any Affiliate of any of them shall obtain any right, title, interest, license or any other right whatsoever to use the term “Harbinger” or “HGI” or any trademarks, service marks, slogans, or logos containing or comprising the foregoing, or any trademark, service mark, slogan or logo confusingly similar thereto or dilutive thereof (collectively “HGI Marks”). From and after Closing, each of the Sellers agrees (on behalf of itself and its Affiliates) that it and its Affiliates shall as promptly as reasonably possible after the Closing and in any event within ninety (90) days following the Closing Date (i) cease any usage of the HGI Marks and (ii) remove, strike over or otherwise obliterate all HGI Marks from all assets and all other materials owned, possessed or used by Sellers of any of their respective Affiliates, excluding any document previously filed with the Securities and Exchange Commission or delivered to any investor of HGI (or any of its Affiliates). The Parties agree, because damages would be an inadequate remedy, that a Party seeking to enforce this Section 7.7 shall be entitled to seek specific performance and injunctive relief as remedies for any breach thereof in addition to other remedies available at Law or in equity. This covenant shall survive indefinitely without limitation as to time.

Section 7.8 Insurance. From and after the Closing Date, MLP LLC and its Affiliates shall be responsible for obtaining and maintaining insurance covering the Assets and that, from and after the Closing Date, Sellers shall not be responsible for the maintenance of any insurance policy relating to the Assets.

Section 7.9 Access and Information.

(a) From the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with Article XI, but subject to the other provisions of this Section 7.9, Sellers shall use their commercially reasonable efforts to afford to HGI reasonable access, during normal business hours, to the Assets and the Records at HGI’s sole cost, risk and expense (provided, however, that HGI will not be billed by EXCO Parent or any of its Affiliates for access other than for reasonable out-of-pocket expenses, such as photocopying, duplication, etc.). HGI shall coordinate HGI’s access rights (including with respect to each Seller’s personnel) and physical inspections of the Assets and Records with each Seller to minimize any inconvenience to or interruption of the conduct of business by such Seller. Prior to Closing, each Seller shall have the right to accompany HGI in connection with any physical inspection of the Assets. HGI shall follow each Seller’s safety rules, regulations and operating policies while conducting HGI’s due diligence evaluation of the Assets. Prior to Closing, HGI shall not conduct any environmental testing, including any sampling, boring, drilling or other invasive investigation activities, with respect to any Asset without the prior written consent of Sellers (which consent may be withheld in Sellers’ sole discretion) and without ongoing consultation with Sellers with respect to any such approved activity. Notwithstanding anything to the contrary in this Section 7.9, prior to Closing, HGI shall have no right of access to, and neither Sellers nor any of their Affiliates shall have any obligation to provide, any information the disclosure of which would reasonably (as advised by Seller’s outside legal counsel) be expected to jeopardize any privilege available to Sellers or their Affiliates or would result in a violation of Law.

(b) HGI hereby indemnifies each Seller Indemnified Party from and against any and all Damages (including any injury, loss or damage arising out of such entry that may occur to HGI or any Representative of HGI) arising out of or resulting from any office visit, field visit or due diligence activity conducted by HGI or any Representative of HGI with respect to the Assets or the Records, EVEN IF SUCH DAMAGES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, A MEMBER OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY THOSE DAMAGES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER INDEMNIFIED PARTIES.

Section 7.10 Partnership Agreement and General Partner LLC Agreement. The Parties acknowledge and agree that from and after the Closing, none of the Seller nor any of their respective Affiliates will be bound by, or receive any benefit from, the provisions of the Partnership Agreement or the provisions of the General Partner LLC Agreement, including, for the avoidance of doubt, Section 12.1 of the General Partner LLC Agreement.

Section 7.11 Employee Matters.

(a) The Parties shall take all necessary action to provide that the employment of the individuals listed on Schedule 7.11(a)(i) (the “Dedicated Employees”) shall be transferred to, and each Dedicated Employee will commence employment with, EmployeeCo or one of its Affiliates (as determined by HGI), as of such Dedicated Employee’s Transfer Time. In addition, the Parties agree that prior to the Closing Date, EmployeeCo or one or more of its Affiliates (as determined by HGI) may, but shall not be obligated to, make offers of employment, to be effective as of the Transfer Time, to any employee listed on Schedule 7.11(a)(ii) that is selected by HGI in its sole discretion to receive such an offer not less than ten (10) Business Days prior to the Closing Date (the “Offer Employees”). Each such offer of employment shall be on terms and conditions as may be determined by EmployeeCo or the applicable Affiliate in its sole discretion. Each Offer Employee and Dedicated Employee that commences employment with EmployeeCo or the applicable Affiliate as described herein is referred to herein as a “Transferred Employee.” Until the Closing Date, the Parties shall cooperate to keep each other informed of all acceptances and rejections of employment offers in a timely manner. Sellers and their Affiliates will terminate the employment of each Transferred Employee with Sellers and their Affiliates, effective as of the Transfer Time.

(b) As soon as practicable following the Closing Date, EmployeeCo shall cover (or cause to be covered) each Transferred Employee under one or more defined contribution plans and trusts intended to qualify under Section 401(a) of the Code (collectively, the “New 401(k) Plan”). As soon as reasonably practicable on or following the Closing Date, Sellers or their Affiliates, as applicable, will cause Sellers’ or their Affiliates’ 401(k) plan (the “Seller 401(k) Plan”) to transfer to the New 401(k) Plan, and EmployeeCo shall cause the New 401(k) Plan to accept, all account balances and related liabilities (including all outstanding loans and subject to any qualified domestic relations orders pursuant to Section 414(p) of the Code) under the Seller 401(k) Plan for Transferred Employees as of the valuation date immediately preceding such transfer, subject to and in accordance with the provisions of such plan(s) and applicable Law. The Parties shall cooperate in good faith to ensure that any transfers pursuant to this Section 7.11(b) are conducted in manner that complies with the terms of the Code and all applicable Laws and each Party shall bear its respective costs for discharging the provisions of this Section 7.11(b), without regard to any contrary term in the Administrative Services Agreement.

(c) Effective as of the Transfer Time, EmployeeCo shall assume all obligations, liabilities and commitments with respect to Transferred Employees and their eligible dependents, in respect of health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996, Sections 601 et seq. and Sections 701 et seq. of the Employee Retirement Income Security Act of 1974, Section 4980B and Sections 9801 et seq. of the Code and applicable state or similar laws, including assuming full responsibility and liability for offering and providing “continuation coverage” to any Transferred Employee and to any beneficiary or dependent of any Transferred Employee. “Continuation coverage,” shall have the meanings given such term under the Consolidated Omnibus Budget Reconciliation Act of 1986, and the regulations promulgated thereunder.

(d) As of the Transfer Time, the Parties agree that EmployeeCo will assume and be responsible for any accrued but unused vacation or other paid time off for each Transferred Employee as of such Transferred Employee’s Transfer Time.

(e) As of the Transfer Time, EmployeeCo will assume and be solely responsible for all obligations to each Transferred Employee pursuant to any cash incentive or bonus program covering such Transferred Employee as of the Closing Date. Notwithstanding the foregoing, EXCO shall pay to EmployeeCo upon the Closing an amount equal to the aggregate amounts that have accrued as of the Closing with respect to Offer Employees who become Transferred Employees under any cash incentive or bonus program maintained by EXCO or its Affiliates; provided, that EmployeeCo covenants to return to EXCO any amounts paid to EmployeeCo pursuant to this sentence with respect to Offer Employees that are not paid to the Offer Employees by March 31, 2015, for the employees of EmployeeCo. Notwithstanding the foregoing, EXCO shall pay to EmployeeCo an amount equal to the Dedicated Employee Reimbursement Amount no later than 30 days following receipt of an invoice from EmployeeCo for such amount. “Dedicated Employee Reimbursement Amount” means the amount that (a) accrued as of the Closing under any cash incentive or bonus program maintained by EXCO or its Affiliates with respect to Dedicated Employees, (b) was previously paid by EmployeeCo (or any of its Affiliates) to EXCO or any of its Affiliates, and (c) is actually paid by EmployeeCo pursuant to its incentive compensation programs with respect to Dedicated Employees with respect to the 2014 bonus year.

(f) Notwithstanding anything in this Agreement to the contrary, Sellers shall assume or retain all liabilities, commitments and obligations for or relating to and shall be responsible for and shall pay all workers’ compensation claims incurred prior to the Transfer Time with respect to any Transferred Employees. From and after the Transfer Time, EmployeeCo or one of its Affiliates shall be responsible for all workers’ compensation claims incurred at or after the Transfer Time with respect to any Transferred Employees. Claims shall be deemed incurred upon the date of the event, occurrence or circumstances giving rise to the claim. If the event, occurrence or circumstance giving rise to the claim occurs over a period both preceding and following the Closing Date, the claim shall be the responsibility and liability of whichever Party is deemed responsible by the applicable workers’ compensation insurance carriers or adjudicators.

(g) EmployeeCo or one of its Affiliates shall be solely responsible for all liabilities and obligations under the EXCO/HGI Production Partners, LP Incentive Unit Plan, as it may be amended or amended and restated from time to time (the “MLP Equity Plan”), and will indemnify Sellers and their Affiliates for any liabilities they may incur in connection with any award granted under the MLP Equity Plan. For the avoidance of doubt, HGI agrees that any outstanding awards under the MLP Equity Plan will continue to vest pursuant to the terms of the applicable award agreement, provided that the award recipient continues to provide services to the Affiliates of HGI as a Transferred Employee.

(h) HGI and Sellers acknowledge and agree that nothing contained in this Section 7.11 shall be construed to limit in any way the ability of EmployeeCo or its Affiliates to terminate the employment of any Transferred Employee from and after the Transfer Time.

(i) Without limiting the generality of Section 14.4, nothing in this Section 7.11, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any Person (including any Transferred Employees) other than the Parties to this Agreement and their respective successors and assigns to continued employment or any benefits from Sellers, EmployeeCo or any of its respective Affiliates. Nothing contained in this Section 7.11 shall be construed as an amendment to any employee benefit plan. Subject to applicable Law, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, either before or after Closing, any employee benefit plan.

(j) Each of the Sellers and HGI recognizes it to be in the best interests of the Parties and their respective employees that the transactions in this Section 7.11 be effected in an orderly manner and agree to devote their reasonable best efforts and to cooperate fully in complying with the provisions of this Section 7.11. Without limiting the generality of the foregoing, each of the Parties agree to (and to cause their respective Affiliates to) execute, deliver and file all documents and to take all such actions as are deemed necessary or desirable in order to carry out and perform the purpose of this Section 7.11 and to facilitate the transactions referred to in this Section 7.11. In addition, Sellers and HGI shall cooperate in communications with Transferred Employees with respect to employee benefit plans maintained by Sellers and their Affiliates on the one hand or HGI, EmployeeCo and their Affiliates on the other hand, in each case and with respect to matters arising in connection with the transactions contemplated by this Agreement. For Transferred Employees, pursuant to IRS Revenue Procedure 2004-53, the Parties agree that the General Partner and Seller shall apply the “standard” method for purposes of employee payroll reporting.

Section 7.12 Financial Statements.

(a) Each of the Sellers acknowledges that HGI or its Affiliates (including for the purposes of this Section 7.12, MLP LLC) or assignees may be required to include financial and operating information relating to the Assets and the MLP Assets in documents filed with the Securities and Exchange Commission by HGI or its Affiliates or assignees pursuant to the Securities Act, the Exchange Act or in other materials, and that such financial, legal and operating information may be required to be audited or reviewed and may need to comply with the requirements of a Registration Statement on Form S-1 under the Securities Act or the reporting requirements of the Exchange Act and the rules set forth in Regulation S-X (the “Requisite Information”). At HGI’s written request after Closing, each of the Sellers shall use its respective commercially reasonable efforts to assist HGI or its Affiliates or assignees in obtaining all Requisite Information from the books and records that have been historically maintained by the Sellers for periods ending on or prior to the Closing Date. HGI shall reimburse any of the Sellers for all Third Party costs and expenses actually incurred by such Seller associated with obtaining the Requisite Information. Each of the Sellers shall (i) provide HGI or its Affiliates or assignees reasonable access during the normal business hours and upon prior written notice to such records (to the extent such information is available) and to personnel of such Seller and (ii) request that such Seller’s accounting and engineering firms provide reasonable access to their personnel during normal business hours, in each case, as HGI may reasonably request to enable HGI or its Affiliates or assignees and any of their representatives, for the sole purpose of creating and auditing or reviewing the Requisite Information. HGI shall coordinate HGI’s access rights (including with respect to each Seller’s personnel) with each Seller to minimize any inconvenience to or interruption of the conduct of business by such Seller. The parties acknowledge and agree that the obligations of Seller to assist HGI or its Affiliates or assignees in obtaining financial, legal and operation information relating to the Assets and the MLP Assets, including the obligation to provide HGI or its Affiliates or assignees reasonable access to personnel of Seller, all as set forth in this Section 7.12 may be in connection with documents filed by HGI or its Affiliates or assignees with the Securities and Exchange Commission or otherwise in connection with financing transactions, including transactions in which a purchaser or successor of HGI or its Affiliates deems such information necessary for financing transactions.

(b) Each of the Sellers shall request its external audit and engineering firms to consent to the inclusion or incorporation by reference of the Requisite Information in any registration statement, report or other document of HGI or its Affiliates or assignees to be filed with the Securities and Exchange Commission or used in connection with financing transactions, upon receipt of written notice from counsel that the Requisite Information is required to be included or incorporated by reference to satisfy any rule or regulation of the Securities and Exchange Commission or to satisfy relevant disclosure obligations under the Securities Act, or the Exchange Act or in connection with such financing transaction. Upon written request of HGI or its Affiliate, each of the Sellers shall request the external audit and engineering firms that audits, reports on or otherwise reviews such Seller’s information to: (i) consent to the inclusion or incorporation by reference of its audit opinion or other report with respect to the Requisite Information in any such registration statement, report or other document and (ii) deliver to the underwriters in such registration or financing transaction a comfort letter or similar statement as may be reasonably requested by HGI or its Affiliates. Each of the Sellers shall (A) provide HGI or its Affiliates or assignees and any of their representatives with access to management representation letters to the extent (and only to the extent) relating to the MLP Assets provided by any of the Sellers to such Seller’s independent accountants and engineers and (B) request that such Seller’s accounting and engineers provide reasonable access to their personnel during normal business hours.

(c) For the avoidance of doubt, no Seller nor any of its representatives shall be required to execute any certifications pertaining to any documents prepared pursuant to Section 7.12, but such persons shall in accordance with customary practice provide representation letters or other assurances to the applicable auditors or engineers in connection with any opinion, comfort letter or other report prepared by such auditor or engineer, in each case for information pertaining to periods prior to the Closing Date.

Section 7.13 Actions by Sellers and HGI. From the date hereof until the Closing, Sellers and HGI shall each use its respective commercially reasonable efforts to cause the General Partner to cause MLP to cause MLP LLC to comply with observance and performance of each obligation of MLP LLC under this Agreement to be performed at or prior to the Closing.

Section 7.14 Seismic Licenses. From and after Closing, and upon the written request of MLP LLC, each Seller shall use its respective commercially reasonable efforts (at no cost to Sellers) to assist and cooperate with respect to the transfer to MLP LLC of all or a portion of any seismic licenses currently used or held for use by any Seller or any of its Affiliates to the extent and only to the extent covering the MLP Assets as of the Execution Date; provided, however, no Seller shall have any liability in the event that such licenses (a) cannot be transferred to MLP LLC for any reason or (b) cannot be transferred to MLP LLC upon terms acceptable to MLP LLC.

Section 7.15 MLP Credit Facility. The Parties acknowledge and agree that no Party (nor any of its Affiliates), other than MLP, shall be responsible, either directly or indirectly, for any costs and expenses associated with obtaining the consent and approvals required by the lenders under the MLP Credit Facility.

Section 7.16 Louisiana Operated Wells; Net Profits Conveyance. The Parties acknowledge and agree that notwithstanding anything in Section 6 of the UPCA Amendment to the contrary, EXCO Parent will retain ownership of, and need not use its commercially reasonable efforts to cause MLP LLC to become qualified of record as the operator of, the EOC Louisiana Wells (as defined in the UPCA Amendment).

Section 7.17 Amendment to MLP Credit Facility. Each Party shall comply with the covenants set forth on Schedule 7.17.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 HGI’s Conditions to Closing. The obligation of HGI, MLP LLC and EmployeeCo to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by HGI (acting alone):

(a) Consents. All consents and approvals of any Governmental Authority (including those required by the HSR Act, if applicable) required for the consummation of the transactions contemplated hereby, except for Customary Post-Closing Consents, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted. The lenders under the MLP Credit Facility shall have delivered (i) all consents and approvals as required by the MLP Credit Facility (and such consents and approvals shall be in full force and effect and not revoked) and (ii) the Amendment to MLP Credit Facility; provided, however, the receipt of such consents and approvals and/or Amendment to MLP Credit Facility shall not be a condition to the obligation of HGI, MLP LLC and/or EmployeeCo to consummate the transactions contemplated by this Agreement if HGI has not (or has not used reasonable efforts to cause MLP LLC to have) performed or complied with its covenants and agreements in Section 7.17.

(b) Representations. Each of the representations and warranties of Sellers contained in this Agreement shall be true and correct as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true as of such certain date) without giving effect to the words “material,” or “Material Adverse Effect” contained in such representations and warranties, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, the Seller Fundamental Representations shall be true and correct as of the Closing, as if made at and as of that time, in all material respects.

(c) Performance. Sellers shall have performed or complied in all material respects with all of the covenants and agreements (including Section 9.4) required by this Agreement to be performed or complied with by such Seller prior to the Closing.

(d) Closing Certificate. Each Seller shall have delivered to HGI a certificate dated the Closing Date certifying that the conditions specified in Section 8.1(b) and Section 8.1(c) as to such Seller have been fulfilled.

(e) No Action. There shall not be in force any Law or Order restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

(f) Deliveries. Each Seller shall have delivered (or be ready, willing and able to deliver at Closing) the documents and other items required to be delivered by such Seller under Section 9.2.

Section 8.2 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by EXCO Parent (acting alone):

(a) Consents. All consents and approvals of any Governmental Authority (including those required by the HSR Act, if applicable) required for the consummation of the transactions contemplated hereby, except for Customary Post-Closing Consents, shall have been granted, or the necessary waiting period shall have expired, or early termination of the waiting period shall have been granted.

(b) Representations. Each of the representations and warranties of HGI contained in this Agreement shall be true and correct in all material respects as of the Closing, as if made at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true and correct in all material respects as of such certain date) without giving effect to the words “material” or “material adverse effect” contained in such representations and warranties.

(c) Performance. HGI shall have performed or complied in all material respects with all of the covenants and agreements (including Section 9.4) required by this Agreement to be performed or complied with by HGI prior to the Closing.

(d) Closing Certificate. HGI shall have delivered to each Seller a certificate dated the Closing Date certifying that the conditions specified in Section 8.2(b) and Section 8.2(c) have been fulfilled.

(e) No Action. There shall not be in force any Law or Order restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

(f) Deliveries. Each of HGI shall have delivered (or be ready, willing and able to deliver at Closing) the documents and other items required to be delivered by HGI under Section 9.3.

ARTICLE IX

CLOSING

Section 9.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 811 Main Street, Houston, Texas 77002, commencing at 9:00 a.m. local time on October 31, 2014, or, if all conditions to Closing in Section 8.1 or Section 8.2 have not yet been satisfied or waived by such date, then five Business Days after such conditions have been satisfied or waived, or such other date as HGI and Sellers may mutually determine (the “Closing Date”).

Section 9.2 Sellers Deliverables. At the Closing, EXCO Parent will deliver (or will cause the appropriate Seller to deliver) the following documents and deliverables to HGI:

(a) the EXCO LLC Unit Assignment;

(b) the EXCO Partnership Unit Assignment;

(c) the Asset Assignment;

(d) documentation sufficient to permit MLP LLC to obtain title to the vehicles without further action by Sellers;

(e) the Transition Services Agreement;

(f) the Termination Agreement;

(g) the Memorandum of Termination Agreement;

(h) subject to Section 7.5, the Vernon Confirmation Amendment and the Waskom Confirmation Amendment;

(i) the Holly Cotton Valley Confirmation Amendment;

(j) the Carthage Confirmation Amendment;

(k) the resignations effective as of the Closing Date of (i) all the members of the Board (as defined in the General Partner LLC Agreement) appointed by a Seller and (ii) all of the Officers (as defined in the General Partner LLC Agreement) appointed by a Seller;

(l) an executed statement(s) described in Section 1.1445-2(b)(2) of the Treasury Regulations certifying that such Seller is not a disregarded entity nor a foreign person within the meaning of the Code and the Treasury Regulations promulgated thereunder;

(m) a recordable release of any pledges, mortgages, financing statements, fixture filings and security agreements made by EXCO Parent or its Affiliates relating to the EXCO Existing Debt and affecting the Interests and, if applicable, the Assets;

(n) the Salt Water Disposal System Side Letter;

(o) the Tower Lease Agreement;

(p) the West Texas Seismic License; and

(q) any other Transaction Documents that are required by other terms of this Agreement to be executed and/or delivered by a Seller at the Closing.

Section 9.3 HGI Deliverables. At the Closing, HGI will deliver the following documents and deliverables to each Seller:

(a) the EXCO LLC Unit Assignment;

(b) the EXCO Partnership Unit Assignment;

(c) the Termination Agreement;

(d) to the accounts as designated by Sellers, by direct bank or wire transfer in same day funds, the Purchase Price;

(e) the Release; and

(f) any other Transaction Documents that are required by other terms of this Agreement to be executed and/or delivered by HGI at the Closing.

Section 9.4 Joint Deliverables. At the Closing, each of HGI and EXCO Holding will take such actions necessary to cause, as applicable, (x) the General Partner, (y) the General Partner to cause the MLP, or (z) cause the General Partner to cause the MLP to cause MLP LLC to deliver the following documents and deliverables to Sellers and HGI:

(a) the Asset Assignment;

(b) the Transition Services Agreement;

(c) the Termination Agreement;

(d) the Memorandum of Termination Agreement;

(e) the Release;

(f) subject to Section 7.5, the Vernon Confirmation Amendment and the Waskom Confirmation Amendment;

(g) the Holly Cotton Valley Confirmation Amendment;

(h) the Salt Water Disposal System Side Letter;

(i) the Tower Lease Agreement;

(j) the West Texas Seismic License; and

(k) any other Transaction Documents that are required by other terms of this Agreement to be executed and/or delivered by the General Partner, the MLP or MLP LLC at the Closing.

Section 9.5 Delivery of Records. In addition to the obligations set forth in Section 9.2 and Section 9.4, each of the Sellers shall use its respective commercially reasonable efforts (as

Sellers’ own expense) to deliver to MLP LLC within 30 days following the Termination Date possession of the Records to which HGI or MLP LLC is entitled pursuant to the terms of this Agreement.

Section 9.6 Confidentiality.

(a) Each of the Sellers acknowledges that it and its Affiliates and representatives have had and, subject to the terms and conditions hereof and/or the Transaction Documents or Existing Agreements, will have access to confidential and proprietary information related to HGI, MLP LLC or the Business, in each case, potentially including technical information, ideas, methods, developments, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information related thereto, together with all analyses, compilations, studies or other documents, records or data prepared by Sellers or their respective representatives or Affiliates, which contain or otherwise reflect or are generated from such information (“Confidential Information”). The term “Confidential Information” does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Seller or its Affiliates in violation of this Section 9.6, (ii) is or becomes available to any of the Sellers on a non-confidential basis from a source other than HGI, MLP LLC or any of their Affiliates (or any Affiliate of any Seller providing services to MLP LLC or any of its Affiliates) from and after the Closing or (iii) is or was independently developed by employees, representatives or advisors of any of the Sellers from and after the Closing without use of or reference to any other Confidential Information.

(b) Each of the Sellers shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose or use any such Confidential Information, except to their representatives and Affiliates who need to know such Confidential Information in connection with the Transaction Documents. Each of the Sellers shall cause its Affiliates and representatives to treat all such Confidential Information as confidential, preserve the confidentiality thereof and not disclose or use any such Confidential Information. Each of the Sellers shall be responsible for any breach of this Section 9.6 by any of their representatives or Affiliates or representatives.

(c) If any of the Sellers or any of their representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, such Seller shall provide HGI with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that HGI may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, any of the Sellers or any of their representatives or Affiliates are nonetheless, in the opinion of counsel, legally compelled or requested by Governmental Authority to disclose Confidential Information, then Seller may disclose that portion of the Confidential Information which such counsel advises is legally required or required by Governmental Authority to be disclosed; provided, however, that such person uses its reasonable efforts (at MLP LLC’s cost and expense) to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

Section 9.7 Affiliate Transactions. Notwithstanding anything to the contrary in any Agreement, after the Closing, HGI in its sole discretion, may terminate (without penalty) any agreement that is between any of HGI, MLP, MLP LLC, EmployeeCo and/or the General Partner (or any of their subsidiaries), on the one hand, and any Seller or Affiliate thereof, on the other hand, other than this Agreement (or any agreement delivered in connection herewith), the Existing Agreements or any agreement being terminated pursuant to the Termination Agreement.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification Provisions for Benefit of HGI. From and after the Closing and subject to the terms and conditions hereof, each Seller hereby, severally and jointly, indemnifies, defends and holds harmless HGI and its Affiliates and each of their respective members, managers, partners and Representatives (the “HGI Indemnified Parties”) against any and all Damages incurred or suffered as a result of, relating to or arising out of:

(a) any breach of any representation or warranty made by a Seller in Article IV or in the certificate delivered by such Seller at Closing; and/or

(b) any breach by a Seller of any covenant or agreement made or to be performed by a Seller pursuant to this Agreement.

Section 10.2 HGI Indemnification Provisions for Benefit of Sellers. From and after the Closing, HGI hereby indemnifies, defends and holds harmless each Seller and its Affiliates and each of their members, managers, partners and Representatives (the “Seller Indemnified Parties”) from and against any and all Damages incurred or suffered as a result of, relating to or arising out of:

(a) any breach of any representation or warranty made by HGI in Article V or in the certificate delivered by HGI at Closing;

(b) any breach by HGI of any covenant or agreement made or to be performed by HGI pursuant to this Agreement; and/or

(c) the Interest Assumed Obligations.

Section 10.3 MLP LLC Indemnification Provisions for Benefit of Sellers. From and after the Closing, MLP LLC hereby indemnifies, defends and holds harmless the Seller Indemnified Parties from and against any and all Damages incurred or suffered as a result of, relating to or arising out of:

(a) any breach of any representation or warranty made by MLP LLC in Article VI; and/or

(b) the Asset Assumed Obligations.

Section 10.4 Limitation on Actions

(a) The representations and warranties of the Parties in Article IV and Article V and the indemnities in Section 10.1(a) and Section 10.2(a) for a breach of such representations or warranties, shall survive the Closing for 12 months following the Closing Date, except that the Seller Fundamental Representations and the HGI Fundamental Representations (and, in each case, the indemnities for the breach of such representations, warranties and acknowledgements in Section 10.1(a) and Section 10.2(a)) shall survive indefinitely. The covenants and agreements of Sellers in each of Section 7.1 and Section 7.13 shall survive the Closing for a period of two years. The covenants and agreements of Sellers in Section 9.6 (and the indemnities in Section 10.1(b) for a breach of such covenants and agreements) shall survive the Closing for a period of three years. Subject to Section 10.4(b), the remainder of this Agreement (including the disclaimers in Article XII) shall survive the Closing without time limit except (i) as may otherwise be expressly provided herein and (ii) for the provisions of Article XIV, which shall survive Closing until the expiration of the applicable statute of limitations (including any applicable extensions). Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in Sections 10.1(a), 10.1(b), 10.2(a), 10.2(b) and 10.3(a) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.

(c) EXCO Parent shall not have any liability for indemnification under Section 10.1(a) (excluding breaches of Seller Fundamental Representations or Section 4.12) or in connection with the breach of such Section (other than a failure to comply with the final resolution of a claim pursuant to such Section as determined by a final, non-appealable judgment or a settlement agreement) (i) with respect any individual claim (or series of related claims) until the aggregate amount of Damages with respect to such claim (or series of claims) exceeds $75,000 (after which point all such Damages shall, subject to the other limitations of this Section 10.4, be subject to indemnification hereunder) and (ii) until and unless the aggregate amount of Damages for which Claim Notices are delivered with respect to Section 10.1(a) exceeds $2,375,000 and then, in the case of this clause (ii), only to the extent such Damages exceed such amount.

(d) EXCO Parent shall not have any liability for any indemnification under Section 10.1(a) (excluding breaches of Seller Fundamental Representations or Section 4.12) or in connection with the breach of such Section (other than a failure to comply with the final resolution of a claim pursuant to such Section as determined by a final, non-appealable judgment or a settlement agreement) for Damages in excess of $11,875,000.

(e) HGI shall not have any liability for indemnification under Section 10.2(a) (excluding breaches of HGI Fundamental Representations) or in connection with the breach of such Section (other than a failure to comply with the final resolution of a claim pursuant to such

Section as determined by a final, non-appealable judgment or a settlement agreement), (i) with respect any individual claim (or series of related claims) until the aggregate amount of Damages with respect to such claim (or series of claims) exceeds $75,000 (after which point all such Damages shall, subject to the other limitations of this Section 10.4, be subject to indemnification hereunder) and (ii) until and unless the aggregate amount of Damages for which Claim Notices are delivered with respect to Section 10.2(a) exceeds $2,375,000 and then, in the case of this clause (ii), only to the extent such Damages exceed such amount.

(f) HGI shall not have any liability for any indemnification under Section 10.2(a) (excluding breaches of HGI Fundamental Representations) or in connection with the breach of such Section (other than a failure to comply with the final resolution of a claim pursuant to such Section as determined by a final, non-appealable judgment or a settlement agreement) for Damages in excess of $11,875,000.

(g) For purposes of determining whether there has been a breach of any of Party’s representations and warranties for which another Person is entitled to indemnification under Sections 10.1(a), 10.2(a) or 10.3(a) and the Damages resulting therefrom, any dollar, materiality or Material Adverse Effect qualifiers in such representations or warranties shall be disregarded.

(h) The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article X shall be reduced by the amount of insurance proceeds realized by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of, and increases in premiums with respect to, any insurance policy issued or underwritten by the Indemnified Person or its Affiliates), and each Indemnified Person shall use commercially reasonable efforts to claim such insurance coverage with respect to such Damages.

(i) In no event shall any Indemnified Person be entitled to duplicate compensation with respect to the same Damage, liability, loss, cost, expense, claim, award or judgment under more than one provision of this Agreement and the various documents delivered in connection with the Closing.

Section 10.5 Indemnification Actions. All claims for indemnification under Sections 7.4, 7.9, 10.1, 10.2 or 10.3 shall be asserted and resolved as follows:

(a) For purposes hereof, (i) the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person or Persons having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Agreement and (ii) the term “Indemnified Person” when used in connection with particular Damages shall mean the Person or Persons having the right to be indemnified with respect to such Damages by another Person or Persons pursuant to this Agreement.

(b) To make a claim for indemnification under Sections 7.4, 7.9, 10.1, 10.2 or 10.3, an Indemnified Person shall notify the Indemnifying Person of its claim under this Section 10.5, including, to the extent known to such Person, the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Person (a “Third Person Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third Person Claim and shall enclose a copy of all papers (if any) served with respect to the Third Person Claim; provided that the failure of any Indemnified Person to give notice of a Third Person Claim as provided in this Section 10.5 shall not relieve the Indemnifying Person of its obligations under Sections 10.1, 10.2 or 10.3 except to the extent such failure materially prejudices the Indemnifying Person’s ability to defend against the Third Person Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Person Claim, the Indemnifying Person shall have 30 days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Third Person Claim under this Agreement. If the Indemnifying Person does not notify the Indemnified Person within such 30-day period whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, it shall be conclusively deemed to have denied such indemnification obligation hereunder. The Indemnified Person is authorized, prior to and during such 30-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not, with respect to the Indemnifying Person’s rights or claims with respect to Third Parties, prejudicial to the Indemnifying Person.

(d) If the Indemnifying Person admits its obligation, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Person Claim; provided, that the Indemnifying Person shall not be entitled to control the defense of any Third Person Claim if (i) the Indemnified Person has been advised by counsel that an actual conflict of interest exists between the Indemnifying Person and the Indemnified Person in connection with the defense of such Third Person Claim, (ii) the Third Person Claim, individually or in the aggregate with any other claim, involves potential Damages that exceed the amount of the indemnification available under this Agreement, (iii) the Third Person Claim seeks injunctive relief or is part of a criminal proceeding or (iv) the Third Person Claim would reasonably be expected to have a material adverse effect on the Indemnified Person’s business or relates to its customers, suppliers, vendors or other service providers; provided, however, in the event that the Indemnifying Person is not entitled to assume exclusive control of the defense, then the Indemnifying Person shall not be bound by any determination resulting from any compromise or settlement effected without its consent (which may not be unreasonably conditioned, withheld or delayed). If the Indemnifying Person elects to control the defense of a Third Person Claim in accordance with this Section 10.5(d), the Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof. If the Indemnifying Person elects to control the defense of a Third Person Claim in accordance with this Section 10.5(d), (x) if requested by the Indemnifying Person, the Indemnified Person agrees to reasonably cooperate (without incurring any out-of-pocket expenses or other material expense) in contesting any Third Person Claim that the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person) and (y) the Indemnified Person may at its own expense participate in, but not control, any defense or settlement of any Third Person Claim controlled by the Indemnifying Person pursuant to this Section 10.5(d). An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Third Person Claim or consent to the entry of any judgment with respect thereto which (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third Person Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person), (ii) provides for remedies other than the payment of money damages that are fully indemnified pursuant to this Agreement or (iii) includes any admission of liability on the part of any Indemnified Person.

(e) If the Indemnifying Person does not elect to, or is not entitled pursuant to Section 10.5(d) to, control the defense of a Third Person Claim, then the Indemnified Person shall have the right to defend against the Third Person Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder, subject to the other provisions of this Section 10.5), with counsel of the Indemnified Person’s choosing. If the Indemnified Person settles any Third Person Claim over the objection of the Indemnifying Person at a time when the Indemnifying Person either controls, or is entitled to control, the defense of the applicable Third Person Claim, the Indemnified Person shall be deemed to have waived any right to indemnity with respect to such settlement; provided, however, the Indemnifying Party shall not unreasonably condition, withhold or delay consent to any settlement.

(f) In the case of a claim for indemnification not based upon a Third Person Claim, the Indemnifying Person shall have 30 days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages or (iii) dispute the claim for such indemnification. If the Indemnifying Person does not notify the Indemnified Person within such 30-day period that it has cured the Damages or that it disputes the claim for such indemnification, the Indemnifying Person shall be deemed to have disputed such claim for indemnification.

(g) Any claim for indemnity under this Section 10.5 by any Third Party must be brought and administered by a Party to this Agreement. No Indemnified Person (including any HGI Indemnified Party or Seller Indemnified Party) other than the Parties shall have any rights against EXCO Parent or HGI under the terms of this Section 10.5 except as may be exercised on its behalf by any Seller or HGI, as applicable, pursuant to this Section 10.5. Each Party may elect to exercise or not to exercise indemnification rights under this Section 10.5 on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Section 10.5.

Section 10.6 Express Negligence. TO THE FULLEST EXTENT PERMITTED BY LAW, AN INDEMNIFIED PERSON SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE INDEMNIFIABLE DAMAGE GIVING RISE TO ANY SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF (IN WHOLE OR IN PART) THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, OTHER FAULT OR THE VIOLATION OF LAW, IN EACH CASE, OF OR BY ANY SUCH INDEMNIFIED PERSON. HGI, MLP LLC AND SELLERS ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

Section 10.7 Waiver of Right to Rescission. SELLERS, HGI AND MLP LLC ACKNOWLEDGE THAT THE PAYMENT OF MONEY, AS LIMITED BY THE TERMS OF THIS AGREEMENT, SHALL BE ADEQUATE COMPENSATION FOR BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED HEREIN OR FOR ANY OTHER CLAIM ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. AS THE PAYMENT OF MONEY SHALL BE ADEQUATE COMPENSATION, HGI, MLP LLC AND SELLERS WAIVE ANY RIGHT TO RESCIND THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.8 Exclusive Remedy and Release. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, AND EXCEPT WITH RESPECT TO FRAUD, SECTION 10.1, SECTION 10.2 OR Section 10.3 CONTAIN THE PARTIES’ EXCLUSIVE REMEDIES AGAINST EACH OTHER WITH RESPECT TO BREACHES OF THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES SET FORTH IN ARTICLE IV, ARTICLE V, Article VI, THE COVENANTS SET FORTH IN SECTION 7.1 AND THE CERTIFICATES TO BE DELIVERED AT CLOSING. EXCEPT FOR (A) THE REMEDIES CONTAINED UNDER THE TRANSACTION DOCUMENTS (OTHER THAN THE CERTIFICATES TO BE DELIVERED AT CLOSING) AND THE EXISTING AGREEMENTS, (B) THE REMEDIES IN SECTION 10.1, SECTION 10.2 OR Section 10.3, AND (C) ALL REMEDIES AT LAW AND IN EQUITY WITH RESPECT TO BREACH OF THIS AGREEMENT OTHER THAN WITH RESPECT TO ARTICLE IV, ARTICLE V AND Article VI AND THE COVENANT SET FORTH IN SECTION 7.1, EACH OF THE PARTIES RELEASE, REMISE AND FOREVER DISCHARGE THE OTHER PARTIES AND THEIR AFFILIATES AND ALL SUCH PARTIES’ REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH PARTIES MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF (I) THIS AGREEMENT, (II) SELLER’S OWNERSHIP, USE OR OPERATION OF THE INTEREST OR THE ASSETS OR (III) THE CONDITION, QUALITY, STATUS OR NATURE OF THE ASSETS, INCLUDING, IN EACH SUCH CASE, RIGHTS TO CONTRIBUTION UNDER CERCLA OR ANY OTHER ENVIRONMENTAL LAW, BREACHES OF STATUTORY OR IMPLIED WARRANTIES, NUISANCE OR OTHER TORT ACTIONS, RIGHTS TO PUNITIVE DAMAGES AND COMMON LAW RIGHTS OF CONTRIBUTION, RIGHTS UNDER AGREEMENTS BETWEEN ANY SELLER INDEMNIFIED PARTY AND ANY PERSONS WHO ARE AFFILIATES OF SUCH SELLER INDEMNIFIED PARTY, AND RIGHTS UNDER INSURANCE MAINTAINED BY ANY SELLER OR ANY PERSON WHO IS AN AFFILIATE OF ANY SELLER INDEMNIFIED PARTY (PROVIDED, HOWEVER, THAT THE SELLERS SHALL EACH USE COMMERCIALLY REASONABLE EFFORTS TO COLLECT ANY AMOUNTS AVAILABLE UNDER ANY INSURANCE POLICY OF ANY SELLER OR ANY AFFILIATE THEREOF THAT RELATES TO A FIELD OFFICE OR A VEHICLE INCLUDED IN THE ASSETS IN THE EVENT OF ANY DAMAGES RELATED THERETO ARISING PRIOR TO THE

CLOSING DATE), EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON.

Section 10.9 Non-Compensatory Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT IN CONNECTION WITH ANY DAMAGES OR LOSSES PAYABLE TO THIRD PARTIES FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NONE OF THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE (EXCEPT TO THE EXTENT PAYABLE TO THIRD PARTIES) OR EXEMPLARY DAMAGES, IN EACH CASE IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED ABOVE IN THIS SENTENCE, EACH OF THE PARTIES, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE (EXCEPT TO THE EXTENT PAYABLE TO THIRD PARTIES) OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.10 Tax Treatment of Payments. Any payments made to any Party pursuant to this Article X shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by HGI, MLP LLC and Sellers on their Tax Returns to the extent permitted by Law.

ARTICLE XI

TERMINATION

Section 11.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by the mutual consent of HGI and Sellers as evidenced in a writing signed by each of HGI and Sellers;

(b) by HGI, (i) if there has been a material breach of any representation, warranty or covenant of Sellers contained in this Agreement that has prevented the satisfaction of any condition to the obligations of HGI at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by Sellers by the earlier of (A) 30 days after written notice thereof from HGI has been received or (B) the Outside Termination Date, or (ii) if the conditions to the obligations of Sellers at the Closing have been satisfied or waived, and Sellers fails to close;

(c) by Sellers, (i) if there has been a material breach of any representation, warranty or covenant of HGI contained in this Agreement that has prevented the satisfaction of any condition to the obligations of Sellers at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by HGI by the earlier of (A) 30 days after written notice thereof from Sellers has been received or (B) the Outside Termination Date, or (ii) if the conditions to the obligations of HGI at the Closing have been satisfied or waived, and HGI fails to close;

(d) by HGI if any of the conditions set forth in Section 8.1(e) have not been satisfied (or waived) on or before the Outside Termination Date;

(e) by Sellers if any of the conditions set forth in Section 8.2(e) have not been satisfied (or waived) on or before the Outside Termination Date;

(f) by either Party, at such Party’s option, at any time following five Business Days after the Outside Termination Date;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to subsections (b), (c), (d) or (e) above if such Party or any of its Affiliates are at such time in material breach of any provision of this Agreement; and provided further, Sellers may extend the Outside Termination Date, by prior written notice to HGI, for an additional period of time not to exceed 15 Business Days in order to provide Sellers the opportunity to cure any breach of Sellers’s representations, warranties or covenants that prevent the satisfaction of any condition to the obligations of HGI at Closing.

Section 11.2 Effect of Termination. If this Agreement is terminated under Section 11.1, except for the provisions of Article I, Section 10.9, this Section 11.2, Article XII and Article XIV (other than Section 14.2), this Agreement will terminate and the Parties shall have no liability or obligation to the other Parties hereunder; provided, however, that no Party will be released from liability for any breach of this Agreement accruing prior to such termination. If a Party has the right to terminate this Agreement under Section 11.1, in lieu of terminating this Agreement any seeking remedy available at law it may seek specific performance of this Agreement.

ARTICLE XII

DISCLAIMERS

Section 12.1 Disclaimer – Representations and Warranties.

(a) EXCEPT TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CLOSING CERTIFICATE TO BE DELIVERED BY SELLERS, THE ASSET ASSIGNMENT, THE TERMINATION AGREEMENT OR THE UPCA, (I) NONE OF SELLERS OR ANY AFFILIATE OF SELLERS MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) EACH SELLER (ON ITS OWN BEHALF AND BEHALF OF ITS AFFILIATES) EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO HGI OR ITS AFFILIATES (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO HGI OR ANY MEMBER OF THE HGI INDEMNIFIED PARTIES BY ANY MEMBER OF THE SELLER INDEMNIFIED PARTIES).

(b) EXCEPT TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV, THE CLOSING CERTIFICATE TO BE DELIVERED BY SELLERS, THE ASSET ASSIGNMENT, THE TERMINATION AGREEMENT OR THE UPCA, WITHOUT

LIMITING THE GENERALITY OF SECTION 12.1(A), EACH SELLER (ON ITS OWN BEHALF AND ON BEHALF OF ITS AFFILIATES) EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS OR IN PAYING QUANTITIES, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS OR (VII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO HGI OR ANY MEMBER OF THE HGI INDEMNIFIED PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT MLP LLC SHALL BE DEEMED TO BE ACQUIRING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT, AS OF CLOSING, HGI HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS HGI DEEMS APPROPRIATE.

(c) EXCEPT TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV, THE CLOSING CERTIFICATE TO BE DELIVERED BY SELLERS, THE ASSET ASSIGNMENT, THE TERMINATION AGREEMENT OR THE UPCA, HGI ACKNOWLEDGES (ON ITS BEHALF AND ON BEHALF OF THE HGI INDEMNIFIED PARTIES) THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, BY SELLERS AS TO THE ASSETS OR PROSPECTS THEREOF AND HGI HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY SELLERS.

Section 12.2 Disclaimer – Environmental. NO SELLER HAS MADE (AND EACH SELLER HEREBY DISCLAIMS ON BEHALF OF ITSELF AND ITS AFFILIATES) ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL DEFECTS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF HAZARDOUS SUBSTANCES, HYDROCARBONS OR NORM INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND MLP LLC SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

ARTICLE XIII

TAX MATTERS

Section 13.1 Liability for Transfer Taxes. HGI shall be responsible for any state or local transfer, sales, use, stamp, registration or other similar Taxes resulting from or that are imposed upon Sellers as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”). HGI or Sellers, as appropriate, shall, at the expense of HGI, file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to such Taxes, and, if required by applicable Laws, HGI and/or Sellers, as appropriate, will join in the execution of any such Tax Return or other documentation of the other.

Section 13.2 Company Tax Returns. With respect to Tax Returns required to be filed by or with respect to the MLP or the General Partner (as applicable, “Company Returns”), Sellers shall cause the MLP and the General Partner to prepare all such Company Returns that are required to be filed prior to the Closing Date and shall cause the MLP and the General Partner to pay all Taxes shown to be due on such Tax Returns. HGI shall prepare all Company Returns that are required to be filed on or after the Closing Date and shall pay or cause the MLP and the General Partner to pay all Taxes shown to be due on such Tax Returns. Notwithstanding the foregoing, Sellers shall cause the General Partner to prepare and timely file, or cause to be prepared and timely filed, with the Internal Revenue Service the Final Return in a manner consistent with past practices.

Section 13.3 Cooperation on Tax Matters. In connection with the preparation of Company Returns, payment of Taxes related to the MLP and the General Partner, audit examinations related to the MLP and the General Partner, and any administrative or judicial proceedings regarding Tax liabilities that are imposed on Sellers or HGI and related to the MLP and the General Partner, HGI and Sellers shall, and shall cause the MLP and the General Partner to, cooperate fully with each other, including with respect to the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Company Returns, the payment of such Taxes, the conduct of such audit examinations or the defense of claims by Governmental Authorities as to the imposition of such Taxes.

Section 13.4 Asset Taxes. Asset Taxes assessed against the Assets with respect to the Tax period in which the Effective Time occurs (the “Current Tax Period”), but excluding severance, production or similar Taxes that are based on quantity of or the value of production of Hydrocarbons, shall be apportioned between the Parties as of the Effective Time with (i) Sellers being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction (A) the numerator of which is the number of days in the Current Tax Period prior to the Effective Time and (B) the denominator of which is the total number of days in the Current Tax Period, and (ii) MLP LLC being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction (A) the numerator of which is the number of days (including the Closing Date) in the Current Tax Period from and after the Effective Time and (B) the denominator of which is the total number of days in the Current Tax Period. Ad valorem, property, severance, production and similar Taxes (and specifically excluding income and franchise Taxes) that are based on quantity of or the value of production of Hydrocarbons shall be apportioned between the Parties based on the number of units or value of production actually produced, as applicable, before, on or after the Effective Time.

Section 13.5 Characterization of the Transactions. The Parties recognize that the transactions contemplated herein will be treated for U.S. federal income tax purposes: (a) (i) as a sale by EXCO Holding of the EXCO LLC Units and (ii) a purchase by HGI of EXCO Holding’s proportional share of the assets owned by the General Partner, pursuant to Revenue Ruling 99-6, 1999-1 C.B. 432. and (b) as a sale by EXCO Holding and a purchase by HGI, of the EXCO Partnership Units and the Assets. None of Sellers or HGI shall take any position for income Tax purposes that is inconsistent with such treatment.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and will be deemed to be received when actually received (if received during regular business hours on a Business Day or if at a later time, the next Business Day) and (a) sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, (b) delivered personally, or (c) sent by facsimile, in each case to the intended recipient as set forth below. All notices, requests and consents shall be sent as follows:

If to Sellers, to:

EXCO Resources, Inc.

12377 Merit Drive

Dallas, Texas 75251

Attention:	President
Facsimile:	214-706-3409

With copies to:

EXCO Resources, Inc.

12377 Merit Drive

Dallas, Texas 75251

Attention:	General Counsel
Facsimile:	214-706-3409

and:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention:	Elizabeth More
Facsimile:	713-546-5401

If to HGI, to:

HGI Energy Holdings, LLC

450 Park Ave., 30th Floor

New York, New York 10022

Attention:	Omar Asali
Ehsan Zargar
Facsimile:	212-906-8559

With a copy to:

Vinson & Elkins LLP

666 Fifth Ave, 26th Floor

New York, NY 10103

Attention:	James Fox
Facsimile:	917-849-5328

If to EmployeeCo or MLP LLC, to:

c/o HGI Energy Holdings, LLC

450 Park Ave., 30th Floor

New York, New York 10022

Attention:	Omar Asali
Ehsan Zargar
Facsimile:	212-906-8559

With a copy to:

Vinson & Elkins LLP

666 Fifth Ave, 26th Floor

New York, NY 10103

Attention:	James Fox
Facsimile:	917-849-5328

Each Party may change its address by notifying the other Party in writing of such address change.

Section 14.2 Further Assurances. Following the Closing, each Party shall, at the reasonable request of the other Party, take such further actions, including providing reasonable access to books and records and personnel, as are requested and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to further effect the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that no such action, document, instrument or conveyance shall increase a Party’s liability beyond that contemplated by this Agreement.

Section 14.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any rights, interest, obligations or other parts hereof without the prior written consent of the other Party, which consent and approval may be denied in such other Party’s sole discretion; provided, however, the Parties acknowledge that HGI has directed Sellers to assign the Assets to MLP LLC as the assignee under the Asset Assignment at Closing. Any assignment in violation of this Section 14.3 shall be void.

Section 14.4 Rights of Third Parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties or their successors and permitted assigns, the HGI Indemnified Parties or the Seller Indemnified Parties hereunder any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that only a Party and its respective successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of the HGI Indemnified Parties or the Seller Indemnified Parties, respectively (but shall not be obligated to do so).

Section 14.5 Expenses. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

Section 14.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or other electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 14.7 Entire Agreement. This Agreement (together with the Appendixes, Exhibits and Schedules hereto), the Side Letter and the Transaction Documents, constitute the entire agreement among the Parties and supersede any other agreements or representations, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating in any way to the transactions contemplated hereby or the subject matter of this Agreement.

Section 14.8 No Partnership. This Agreement does not give rise now or in the future to an agency or partnership relationship among each Seller and its Affiliates, on one hand, and HGI and its Affiliates, on the other hand. It is not the intention of the Parties to form, and nothing in this Agreement shall be construed as forming, a partnership or joint venture among HGI and Sellers. Each Party agrees that each Seller, on one hand, and HGI, on the other hand, have not been, are not and will not be a fiduciary, partner or joint venturer to the other or to any of HGI’s or any Seller’s Affiliates, as applicable, and each Party agrees not to assert that any Seller, on one hand, and HGI, on the other hand, have ever acted as a fiduciary with respect to any aspect of the activities contemplated here. Each Party agrees not to assert that it did not understand it, that it mistakenly signed it, that it signed under duress or coercion, that it lacks mental or other capacity, that one Party has discriminated against the other Parties in any way or that it has made any representations or has any understanding or agreement other than as set forth in this Agreement, which fully recites all agreements the Parties have.

Section 14.9 Amendments. This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by all of the Parties.

Section 14.10 Publicity. Prior to the Closing, no Party, nor any Affiliate thereof, shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Parties (collectively, the “Public Announcement Restrictions”). The Public Announcement Restrictions shall not restrict disclosures to the extent (a) necessary for a Party to perform this Agreement (including disclosures to Governmental Authority or Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the transaction contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents), (b) required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates or in connection with an offering of securities, or (c) that such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and no objection is raised; provided, however, that in the case of the disclosures described under subsections (a) and (b) above, each Party shall use its reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

Section 14.11 Non-Waiver. No waiver by any Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. The failure of either Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.

Section 14.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 14.13 Governing Law; Jurisdiction.

(a) This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the Parties, shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.

(b) The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties hereto arising out of this Agreement, the Side Letter, the Transaction Documents or the transactions contemplated hereby shall be in any state or federal court in Wilmington, Delaware and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any Proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement, the Side Letter, the Transaction Documents or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) To the extent that any Party or any of its Affiliates has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 14.13(b).

(d) THE PARTIES AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE SIDE LETTER, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[signature page follows]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by each Party as of the date first above written.

EXCO PARENT:

EXCO RESOURCES, INC.

By:	/s/ Harold L. Hickey
	Name:	Harold L. Hickey
	Title:	President and COO

EOC:

EXCO OPERATING COMPANY, LP

By its general partner, EXCO Partners OLP GP, LLC

By:	/s/ Harold L. Hickey
	Name:	Harold L. Hickey
	Title:	President and COO

EXCO HOLDING:

EXCO HOLDINGS MLP, INC.

By:	/s/ Harold L. Hickey
	Name:	Harold L. Hickey
	Title:	President and COO

Signature Page

Purchase Agreement

HGI:

HGI ENERGY HOLDINGS, LLC

By:	/s/ Ehsan Zarger
	Name:	Ehsan Zarger
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EMPLOYEECO:

COMPASS PRODUCTION SERVICES, LLC

By:	/s/ Mathew K. Grubb
	Name:	Matthew K. Grubb
	Title:	President and CEO

MLP LLC:

COMPASS ENERGY OPERATING, LLC

By:	/s/ Mathew K. Grubb
	Name:	Matthew K. Grubb
	Title:	President and CEO

Signature Page

Purchase Agreement

APPENDIX I

DEFINITIONS

“Administrative Services Agreement” means that certain Administrative Services Agreement, dated February 14, 2013, among MLP LLC, Vernon Gathering, LLC, the General Partner, the MLP and EXCO Parent.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that for purposes of this Agreement (a) each of the General Partner, the MLP and any subsidiaries of the MLP, including MLP LLC, shall be deemed not to be “Affiliates” of EXCO and, for the avoidance of doubt, shall be “Affiliates” of HGI and (b) no Person that is not under the Control of Harbinger Group Inc. shall be deemed to be an Affiliate of HGI; provided, further, that for the purposes of Section 7.6(a), no person that is not a direct or indirect subsidiary or Parent shall be deemed an Affiliate of any Seller.

“Agreement” has the meaning provided such term in the preamble hereto.

“Amendment to MLP Credit Facility” means that certain Fourth Amendment to Credit Agreement, substantially in the form attached as Exhibit O.

“Assumed Obligations” means, collectively, the Asset Assumed Obligations and the Interest Assumed Obligations.

“Asset Assignment” means that certain Asset Assignment and Bill of Sale, substantially in the form attached as Exhibit E.

“Asset Assumed Obligations” has the meaning set forth in Section 2.3(b).

“Asset Taxes” means ad valorem, property, excise, severance, production or similar Taxes (including any interest, fine, penalty or additions to Tax imposed by a Governmental Authority in connection with such Taxes) based upon operation or ownership of the Assets or the production of Hydrocarbons therefrom but excluding, for the avoidance of doubt, (a) income, capital gains, franchise Taxes and similar Taxes, and (b) Transfer Taxes.

“Assets” means, collectively, all right, title and interest of Sellers in, to and under the EOC Operator Property, the EXCO Parent Operator Property, the MLP LLC SW System and the Transferred Inventory.

“Available Existing Infrastructure” has the meaning set forth in the Shared Assets/Use Agreements.

“Available Existing Surface Rights” has the meaning set forth in the Shared Assets/Use Agreements.

Appendix I

1

“BG Side Letter” means that certain Letter Agreement, dated February 14, 2013, by and among EXCO Parent, MLP LLC, the General Partner, MLP Regarding the BG PSA.

“Business” means the business of the MLP and any of its subsidiaries as conducted, and as proposed or intended to be conducted, on the date of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas or the State of New York and that is not otherwise a federal holiday in the United States.

“Carthage Confirmation Amendment” means the means that certain Carthage Confirmation Amendment, substantially in the form attached as Exhibit K-4.

“Claim Notice” has the meaning provided such term in Section 10.5(b).

“Closing” has the meaning provided such term in Section 9.1.

“Closing Date” has the meaning provided such term in Section 9.1.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Company Returns” has the meaning provided such term in Section 13.2.

“Confidential Information” has the meaning provided such term in Section 9.6.

“Consent” means any consent to assign, approval or similar restriction held by a Governmental Authority or other Third Party that is applicable to the transactions contemplated hereby but specifically excluding any Customary Post-Closing Consent.

“Consent and Waiver” means that certain Consent and Waiver of Members of the General Partner, dated as of the Execution Date.

“Contract” means any written or oral contract, agreement, purchase order, binding bid, commitment or any other legally binding arrangement, but excluding, however, any lease, deed, easement, permit or other instrument (other than acquisition or similar sales or purchase agreements) creating, assigning or evidencing an interest in any real property.

“Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of a majority of the voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

“Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for assignment that are customarily obtained after assignment of properties or membership interests similar to the Assets and Interests, respectively.

“Current Tax Period” has the meaning provided such term in Section 13.4.

Appendix I

2

“Damages” means all Proceedings, claims, demands, awards, damages, penalties, fines, costs, liabilities, losses, expenses, and fees (whether criminal, civil, commercial or related to claims for personal injury or death or property damage and whether accrued or unaccrued or liquidated or unliquidated), including reasonable court costs and attorneys’ and experts’ fees (in each case, not to exceed one law firm per jurisdiction) and expenses.

“Dedicated Employee Reimbursement Amount” has the meaning provided such term in Section 7.11(d).

“Dedicated Employees” has the meaning provided such term in Section 7.11(a).

“Dollars” and “$” mean the lawful currency of the United States of America.

“Effective Time” means August 1, 2014.

“EmployeeCo” has the meaning provided such term in the preamble of this Agreement.

“Enforceability Exceptions” has the meaning provided such term in Section 4.3.

“Environmental Law” means any and all Laws in effect as of the Execution Date pertaining to or regulating pollution, environmental protection, natural resource damages, conservation of resources, wildlife, waste management, or the use, storage, generation, production, treatment, emission, discharge, release, remediation, removal, disposal, or transport of Hazardous Substances, including: the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act (which includes the Federal Clean Water Act), the Federal Clean Air Act, the Federal Solid Waste Disposal Act (which includes the Resource Conservation and Recovery Act), the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Safe Drinking Water Act of 1974, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970, the Hazardous Liquid Pipeline Safety Act, the Oil Pollution Act of 1990, and the Pipeline Safety Improvement Act of 2002, and similar state laws.

“EOC” has the meaning set forth in the preamble of this Agreement.

“EOC Operating Agreement” means that certain EOC Operating Agreement, dated as of February 14, 2013, between MLP LLC and EOC.

“EOC Operator Property” means all of EOC’s right title and interest in and to the following:

(a) the fee lands and leasehold interests described in Exhibit A-1 together with all improvements and buildings located thereon and all computers, equipment and other personal property located within such improvements;

(b) those vehicles held by EOC or its Affiliates described in Exhibit A-2;

(c) subject to Section 7.5, the FT Agreements; and

Appendix I

3

(d) all records and files in the possession of EOC or its Affiliates relating to the other EOC Operator Property, including any and all well, title, land, division order, title curative, legal, contract, dispute, Tax, financial, technical, engineering (including maps, daily drilling reports, completion daily activity reports, facilities construction daily reports), environmental and safety records but excluding any records or files relating to any Excluded Asset.

“Exchange Act” means the Securities Exchange Act of 1934.

“EXCO Existing Debt” means the Amended and Restated Credit Agreement, dated as of July 31, 2013, as amended, among EXCO Parent, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lender parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

“EXCO Holding” has the meaning set forth in the preamble of this Agreement.

“EXCO LLC Unit Assignment” means that certain Unit Assignment, substantially in the form attached as Exhibit C.

“EXCO LLC Units” means the 500,000 LLC Units held by EXCO Holding, which includes all of the LLC Units held by EXCO Holding.

“EXCO Material Contract” means any Material Contract to which any Seller is a party and that will be binding on the General Partner, MLP or any of MLP’s Affiliates following the Closing.

“EXCO Parent Operating Agreement” means that certain EXCO Parent Operating Agreement, dated as of February 14, 2013, between MLP LLC and EXCO Parent.

“EXCO Partnership Unit Assignment” means that certain Unit Assignment, substantially in the form attached as Exhibit D.

“EXCO Partnership Units” means the 12,250,000 Partnership Units held by EXCO Holding, which includes all of the Partnership Units held by EXCO Holding.

“EXCO Parent” has the meaning set forth in the preamble to this Agreement.

“EXCO Parent Operator Property” means all of EXCO Parent’s right title and interest in and to the following:

(a) the fee lands and leasehold interests described in Exhibit A-1 together with all improvements and buildings located thereon and all computers, equipment and other personal property located within such improvements,

(b) those vehicles held by EXCO Parent or its Affiliates described in Exhibit A-2;

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(c) all records and files in the possession of EXCO Parent or its Affiliates relating to the other EXCO Operator Property, including any and all well, title, land, division order, title curative, legal, contract, dispute, Tax, financial, technical, engineering (including maps, daily drilling reports, completion daily activity reports, facilities construction daily reports), environmental and safety records but excluding any records or files relating to any Excluded Asset.

“EXCO Properties” has the meaning set forth in the Recitals.

“Excluded Assets” means all rights and interests of a Seller:

(a) in and to any Asset excluded pursuant to the terms of this Agreement;

(b) (i) under any policy or agreement of insurance held by such Seller or any of its Affiliates (other than insurance related to field offices and vehicles includes in the Assets, which insurance shall not be an Excluded Asset), or (ii) under any bond put in place by such Seller or any of its Affiliates;

(c) in and to all claims of a Seller and its Affiliates for refunds of or loss carry forwards with respect to (i) income or franchise Taxes or (ii) any Taxes attributable to the Excluded Assets;

(d) to proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other similar intellectual property (excluding for the avoidance of doubt, geophysical data and other data relating to the Assets) held by a Seller or its Affiliates;

(e) to all documents and instruments of a Seller or its Affiliates that may be protected by an attorney-client privilege;

(f) all data and Contracts of any Seller that cannot be disclosed to each of HGI and MLP LLC as a result of confidentiality arrangements under agreements with third parties (provided, however, that each Seller has used its commercially reasonable efforts to obtain a waiver of any such confidentiality restriction);

(g) all geophysical and other seismic and related technical data and information relating to the Assets to the extent that such geophysical and other seismic and related technical data and information cannot be transferred by a Seller to HGI or MLP LLC at Closing without payment of a fee or other penalty which HGI has not separately agreed in writing to pay;

(h) all books and records of any Seller that relate to such Seller’s business generally (including the Interests and the Assets);

(i) the Retained Inventory; and

(j) those assets listed on Exhibit B.

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“Execution Date” has the meaning provided such term in the preamble to this Agreement.

“Existing Agreements” means the UPCA (and any agreement delivered in connection therewith); the Shared Assets/Use Agreements; the General Partner LLC Agreement; the Partnership Agreement; and the BG Side Letter.

“Existing Litigation” has the meaning provided such term in the UPCA.

“Final Return” means the final U.S. Return of Partnership Income (Form 1065) for the General Partner covering the Tax period up to, and including, the Closing Date.

“FT Agreements” means those agreements set forth on Schedule 1.1(b).

“GAAP” means generally accepted accounting principles of the United States, consistently applied.

“General Partner” means Compass Production GP, LLC, a Delaware limited liability company.

“General Partner LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of General Partner, dated as of February 14, 2013, as the same may be amended or restated from time to time.

“Governmental Authority” means any federal, state, county, municipal or local government or any regulatory or administrative agency, department, division, commission, court or arbitral body, or other similar recognized organization or body of any federal, state, tribal, municipal, or local governmental authority or of any foreign government or other similar recognized organization or body exercising similar powers or authority.

“Hard Consent Asset” has the meaning provided in Section 7.3(b).

“Hazardous Substances” means any substance, waste, or material that is defined, designated, or listed as a “hazardous substance,” “hazardous waste,” or “toxic substance” under Environmental Laws.

“HGI” has the meaning set forth in the preamble to this Agreement.

“HGI Fundamental Representations” means those representations and warranties of a Seller in Section 5.1, Section 5.2, Section 5.3 and Section 5.7.

“HGI Indemnified Parties” has the meaning provided such term in Section 10.1.

“HGI Marks” has the meaning provided such term in Section 7.7.

“Holly Cotton Valley Confirmation Amendment” means the means that certain Holly Cotton Valley Confirmation Amendment, substantially in the form attached as Exhibit K-1.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof.

“Indemnified Person” has the meaning provided such term in Section 10.5(a).

“Indemnifying Person” has the meaning provided such term in Section 10.5(a).

“Infrastructure Sharing Agreements” has the meaning provided such term in the Shared Assets/Use Agreements.

“Interests” means, collectively, the EXCO LLC Units and the EXCO Partnership Units.

“Interests Assumed Obligations” has the meaning set forth in Section 2.3(a).

“Knowledge” means the actual knowledge of the persons identified on Schedule 1.1(a) without investigation.

“Law” means any applicable statute, writ, law, common law, rule, regulation, ordinance, Order, or determination of a Governmental Authority, or any requirement under the common law.

“LLC Units” means “Units,” as such term is defined in the General Partner LLC Agreement.

“Lien” means any liens, pledges, mortgages, deeds of trust, security interests, leases, licenses, charges, claims, encroachments, easements or other encumbrances of any kind.

“Material Adverse Effect” means (a) with respect to the Assets, a circumstance, change, effect or event that is, or would reasonably be expected to be, materially adverse to the ownership, use, condition or operations (including results of operation), of or related to the Assets, taken as a whole, (b) with respect to the Interests, a circumstance, change, effect or event that is materially adverse to the ownership of or related to the Interests, taken as a whole or (c) with respect to a Seller, a circumstance, change, effect or event that materially impedes the ability of such Seller to consummate the transactions contemplated by this Agreement and the Transaction Documents, and to perform its obligations hereunder and thereunder; excluding, in each case, any such circumstance, change, effect or event resulting from or related to (i) changes or conditions affecting the oil and gas, natural gas gathering, processing or marketing industries generally (including changes in hydrocarbon pricing and the depletion of reserves), (ii) changes in economic (including credit markets), regulatory or political conditions generally, (iii) changes in Law, (iv) conditions caused by acts of terrorism or war (whether or not declared) or any manmade disaster or acts of God, (v) any decrease in inlet volumes into the Vernon Gathering System or any curtailment in transportation volumes of the Vernon Gathering System that are not directly related to any breach of any agreement by such Seller or its Affiliates, or (vi) conditions or effects resulting from the announcement of the existence of this Agreement, except in the case of clauses (i), (ii), (iii) and (iv) to the extent such changes or acts referred to therein have a materially disproportionate impact on the Business of the General Partner, the MLP or any of its subsidiaries, taken as a whole, relative to other persons operating in a business similar to the Business.

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“Material Contract” means any of the following Contracts:

(a) any Contract that can reasonably be expected to result in aggregate expenditures of more than $100,000 during the current or any subsequent calendar year or $500,000 in the aggregate over the term of such agreement (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(b) any Contract that can reasonably be expected to result in aggregate revenues of more than $100,000 during the current or any subsequent calendar year or $500,000 in the aggregate over the term of such agreement (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(c) any oil or gas purchase and sale, transportation, gathering, treating, processing or similar Contract that is not terminable without penalty on 60 days or less notice;

(d) any indenture, loan, credit or sale-leaseback, guaranty of any obligation, bonds, letters of credit or similar financial Contract;

(e) any Contract that constitutes a lease under which a Seller, MLP or any of its subsidiaries is the lessor or the lessee of personal property which lease (i) cannot be terminated by such Person without penalty upon 60 days or less notice and (ii) involves an annual base rental of more than $100,000;

(f) any Contract that constitutes a non-competition agreement or any Contract that purports to restrict, limit or prohibit the manner in which, or the locations in which, a Person conducts business, including area of mutual interest agreements;

(g) any futures, hedge, swap, collar, put, call, floor, cap, option or other Contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities;

(h) any such Contract that contains calls upon or options to purchase production or is a dedication of the Hydrocarbons;

(i) any such Contract that constitutes a partnership agreement, joint venture agreement or similar agreements (in each case, excluding any tax partnership);

(j) any such Contract that is executory that constitutes a pending farmout agreement, exploration agreement, participation agreement or other similar agreement where the primary obligation thereunder has not fully been performed;

(k) any such Contract that constitutes a joint operating agreement;

(l) any Contract with MLP or any of its subsidiaries, on the one hand, and a Seller or any Affiliate of a Seller, on the other hand, in respect of any of the Assets; and

(m) any Contract that has a term in excess of two years and is not terminable without penalty on 90 days’ notice or less.

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“MLP” means Compass Production Partners, LP, a Delaware limited partnership.

“MLP Assets” means all of the MLP’s right, title and interest in and to all of the assets that are used in the Business, after giving effect to the transactions contemplated herein.

“MLP Credit Facility” that certain Credit Agreement, dated as of February 14, 2013, as amended, among MLP LLC, as Borrower, certain subsidiaries of Borrower, as Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent.

“MLP Equity Plan” has the meaning given such term in Section 7.11(g).

“MLP LLC” has the meaning set forth in the preamble to this Agreement.

“MLP LLC SW System” means those certain salt water disposal wells and facilities set forth on Exhibit A-3.

“MLP Material Contract” means any Material Contract to which the General Partner, MLP or any of MLP’s Affiliates will be a party.

“Memorandum of Termination Agreement” means that certain Memorandum of Termination Agreement, substantially in the form attached as Exhibit G.

“Modification Proposal” has the meaning provided such term in the Shared Assets/Use Agreement.

“New 401(k) Plan” has the meaning provided such term in Section 7.11(b).

“New Road Construction Agreement” has the meaning provided such term in the Shared Assets/Use Agreements.

“Offer Employees” has the meaning provided such term in Section 7.11(a).

“Order” means any order, writ, injunction, decree, award, judgment, ruling, compliance or consent order or decree, settlement agreement, or similar binding legal agreement issued by or entered into with a Governmental Authority.

“Ordinary Course of Business” means the ordinary conduct of EXCO Parent’s, EOC’s, the General Partner’s or the MLP’s normal day to day business related to the Assets or MLP Assets, as applicable, in a manner consistent with the past practices and customs of EXCO Parent, EOC, the General Partner or the MLP, as applicable.

“Organizational Documents” means any charter, certificate of incorporation, articles of association, partnership agreements, limited liability company agreements, bylaws, operating agreements or similar formation or governing documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

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“Other Infrastructure” has the meaning provided such term in the Shared Assets/Use Agreements.

“Other Surface Rights” has the meaning provided such term in the Shared Assets/Use Agreements.

“Outside Termination Date” means December 1, 2014, as such date may be extended by Sellers pursuant to Section 11.1.

“Party” or “Parties” has the meaning provided such term in the preamble to this Agreement.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of MLP, dated as of February 14, 2013, as the same may be amended or restated from time to time.

“Partnership Units” means “Units,” as such term is defined in the Partnership Agreement.

“Permits” means all permits, licenses, orders, approvals, variances, waivers, franchises, rights and other authorizations issued by any Governmental Authority relating to the Assets.

“Permitted Liens” means with respect to any Asset:

(a) the terms and conditions of the oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds underlying the Assets, and all royalties and any overriding royalties, net profits interests, free gas arrangements, production payments, reversionary interests and other similar burdens on production;

(b) all unit agreements, pooling agreements, operating agreements, farmout agreements, Hydrocarbon production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets;

(c) preferential rights to purchase, Third Party consents to assignment and similar transfer restrictions;

(d) liens for Taxes or assessments not yet delinquent or if delinquent, being contested in good faith in the ordinary course of business by appropriate actions;

(e) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law), or if delinquent, being contested in good faith by appropriate actions;

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(f) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or assignment of the Assets or interests therein if they are not required or customarily obtained in the region where the Assets are located prior to the sale or conveyance, including Customary Post-Closing Consents;

(g) excepting circumstances where such rights have already been triggered, customary rights of reassignment arising upon final intention to abandon or release any Asset;

(h) easements, rights-of-way, covenants, servitudes, Permits, surface leases and other rights in respect of surface operations that do not prevent or adversely affect operations as currently conducted on the Assets;

(i) calls on production under existing Contracts to the extent affecting the Assets;

(j) gas balancing and other production balancing obligations and obligations to balance or furnish make-up Hydrocarbons under Hydrocarbon sales, gathering, processing or transportation Contracts;

(k) all rights reserved to or vested in any Governmental Authorities to control or regulate any of the Assets in any manner or to assess Tax with respect to the Assets, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, and all obligations and duties under all applicable Laws of any such Governmental Authority or under any franchise, grant, license or Permit issued by any Governmental Authority;

(l) any lien, charge or other encumbrance on or affecting the Assets that is waived or deemed waived (by the express terms of this Agreement) by HGI at or prior to Closing or that is discharged by a Seller at or prior to Closing;

(m) liens of landowners that (i) do not materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned); and (ii) secure amounts not yet delinquent;

(n) the Contracts set forth in Schedule 5.11 to the UPCA; and

(o) any other liens, charges, encumbrances, defects or irregularities that do not, individually or in the aggregate, materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Proceeding” means any action, arbitration, audit, cause, complaint, charge, hearing, inquiry, investigation, litigation, proceeding, review or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before any Governmental Authority or arbitrator.

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“Public Announcement Restrictions” has the meaning provided such term in Section 14.10.

“Purchase Price” has the meaning provided such term in Section 3.1.

“Records” means (a) the General Partner’s and the MLP’s books, records and files in the possession of any Seller or such Seller’s Affiliates, including any and all well, title, land, division order, title curative, legal, contract, dispute, Tax, financial, technical, engineering (including maps, daily drilling reports, completion daily activity reports, facilities construction daily reports), environmental and safety records and (b) the records and files relating to (i) the EOC Operator Property described in subsection (e) of the definition thereof, (ii) the EXCO Parent Operator Property described in subsection (c) of the definition thereof and (iii) the MLP Assets or the Assets that are in the possession of any Seller or any of their Affiliates; provided, however, that “Records” shall not include any books, records or files that are Excluded Assets.

“Release” means that certain Release, substantially in the form attached as Exhibit I.

“Representatives” means a Person’s directors, officers, employees, agents or advisors (including attorneys, accountants, auditors, consultants, bankers, financial advisors and any representatives of those advisors).

“Requisite Information” has the meaning provided such term in Section 7.12(a).

“Retained Inventory” means the inventory described on Exhibit A-5.

“Salt Water Disposal System Side Letter” means that certain Salt Water Disposal System Side Letter, substantially in the form attached as Exhibit J.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” or “Sellers” has the meaning provided such term in the preamble to this Agreement.

“Seller 401(k) Plan” has the meaning provided such term in Section 7.11(b).

“Seller Fundamental Representations” means those representations and warranties of a Seller in Section 4.1, Section 4.3, Section 4.4 and Section 4.8.

“Seller Indemnified Parties” has the meaning provided such term in Section 10.2.

“Sellers’ Marks” has the meaning given such term in Section 7.7.

“Shared Assets/Use Agreements” means collectively, (a) that certain Shared Assets/Use Agreement, dated as of February 14, 2013, among EXCO Parent, EOC and MLP LLC and (b) that certain Shared Assets/Use Agreement, dated as of February 14, 2013, among EOC, MLP LLC and BG US Production Company, LLC.

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“Side Letter” means that certain letter agreement by and between HGI and EXCO Parent dated as of the Execution Date.

“Subject Permitted Liens” means those Liens referenced in subsections (d), (e), (k) and (m) of the definition of Permitted Liens.

“Take Over Notice” has the meaning provided such term in the Shared Assets/Use Agreements.

“Tax” and “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

“Tax Returns” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Governmental Authority including any attachments thereto and amendments thereof.

“Termination Agreement” means that certain Termination Agreement, substantially in the form attached as Exhibit F.

“Termination Date” has the meaning provided such term in the Transition Services Agreement.

“Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Person Claim” has the meaning provided such term in Section 10.5(b).

“Tower Lease Agreement” means that certain Tower Lease Agreement, substantially in the form attached as Exhibit L.

“Transaction Documents” means the documents executed and delivered by the Parties contemporaneously with the execution of this Agreement or at the Closing and in consummation of the transactions contemplated by this Agreement, including, for the avoidance of doubt, (a) the EXCO LLC Unit Assignment, (b) the EXCO Partnership Unit Assignment, (c) the Asset Assignment, (d) the Transition Services Agreement, (e) the Termination Agreement, (f) the Memorandum of Termination Agreement, (g) each of the Vernon Confirmation Amendment, the Waskom Confirmation Amendment and the Holly Cotton Valley Confirmation Amendment, (h) the Salt Water Disposal System Side Letter, (i) the Tower Lease Agreement, (j) the West Texas Seismic License, (k) the Release, and (l) any other Contract, agreement or document by and among the Parties that is expressly agreed by the Parties to constitute a Transaction Document for purposes of this Agreement.

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“Transfer Tax” has the meaning provided such term in Section 13.1.

“Transfer Time” means (a) with respect to any Dedicated Employee, 12:01 am on the Closing Date and (b) with respect to any Offer Employee, the time agreed upon by the Parties.

“Transferred Employee” has the meaning provided such term in Section 7.11(a).

“Transferred Inventory” means the inventory described on Exhibit A-4.

“Transition Services Agreement” means that certain Transition Services Agreement, substantially in the form attached as Exhibit H.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

“United States” means United States of America.

“UPCA” has the meaning set forth in the Recitals.

“UPCA Amendment” means that First Amendment to Unit Purchase and Contribution Agreement and Closing Agreement dated as of February 14, 2013, is by and among EXCO Parent, EOC, MLP LLC, and HGI.

“Vernon Confirmation Amendment” means the means that certain Vernon Confirmation Amendment, substantially in the form attached as Exhibit K-2.

“Vernon Transaction Confirm” means that certain Transaction Confirmation, dated February     , 2013, between MLP LLC and EOC covering the Vernon area.

“Vernon Gathering System” has the meaning provided such term in the UPCA.

“Waskom Confirmation Amendment” means the means that certain Waskom Confirmation Amendment, substantially in the form attached as Exhibit K-3.

“Waskom Transaction Confirm” means that certain Transaction Confirmation, dated February     , 2013, between MLP LLC and EOC covering the Waskom (Jonesville Cotton Valley) area.

“West Texas Seismic License” means the means that certain West Texas Seismic License substantially in the form attached as Exhibit M.

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